Exhibit 10.37
EXECUTION COPY
AMENDMENT OF LEASES
          This Agreement (“Agreement”), dated as of March 12, 2010, between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Landlord”), FIBERNET TELECOM, INC. (successor by merger to Fibernet Equal Access, L.L.C.), a Delaware corporation, having offices c/o Zayo Group, LLC, 901 Front Street, Suite 200, Louisville, Colorado 80027, and ZAYO COLOCATION, INC. (successor by change of name to Fibernet Telecom Group, Inc.), a Delaware corporation, having an address c/o Zayo Group, LLC, 901 Front Street, Suite 200, Louisville, Colorado 80027 (collectively, “Tenant”), and ZAYO GROUP, LLC, a Delaware limited liability company, having offices at 901 Front Street, Suite 200, Louisville, Colorado 80027 (“Guarantor”).
W I T N E S S E T H:
          WHEREAS:
          (A) Landlord and Tenant are the current parties to an agreement of lease, dated as of February 17, 1998, as thereafter amended on numerous occasions (as so amended, the “Existing 19/12 Lease”), pursuant to which Landlord presently leases to Tenant and Tenant presently leases from Landlord portions of the 19th and 12th floors, the basement and lower mezzanine and 19th floor setback at Landlord’s building known as 60 Hudson Street, New York, New York (“Building”);
          (B) Landlord and Tenant also are the current parties to an agreement of lease, dated as of April 1, 2001, as thereafter amended on numerous occasions (as so amended, the “Existing Ground Floor Lease”), pursuant to which Landlord present leases to Tenant and Tenant presently leases from Landlord portions of the ground floor and basement at the Building;
          (C) The Existing 19/12 Lease and the Existing Ground Floor Lease are sometimes hereinafter collectively called the “Existing Leases;”
          (D) (i) Pursuant to the terms and conditions of an amendment of the Existing Leases between Landlord and Tenant, dated April 4, 2007 (“2007 Agreement”), the security deposit under the Existing 19/12 Lease is presently in the form of a letter of credit issued by Bank of America and is in the amount of $783,365.00 (“Existing 19/12 LC”); and
               (ii) Pursuant to the terms and conditions of the 2007 Agreement, the security deposit under the Existing Ground Floor Lease is presently in the form of a letter of credit issued by Bank of America and is in the amount of $3,950,000.00 (“Existing Ground Floor LC”); and
          (E) Tenant and Guarantor (as owner of Tenant and applicant for the Replacement LCs, as hereinafter defined) have requested that Landlord accept replacements of the Existing 19/12 LC and the Existing Ground Floor LC, to be issued by SunTrust Bank (“Replacement LCs”), and Landlord is only prepared to accept the Replacement LCs upon and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord, Tenant and Guarantor hereby agree as follows:
          1. The capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings as are ascribed to them in the Existing 19/12 Lease and the Existing Ground Floor Lease, respectively, unless otherwise defined herein. As used herein, (a) the term “19/12 Lease” shall mean the Existing 19/12 Lease, as amended by this Agreement and as hereafter amended, and (b) the term “Ground Floor Lease” shall mean the Existing Ground Floor Lease, as amended by this Agreement and as hereafter amended.
          2. Landlord hereby accepts the Replacement LCs provided they are in the forms annexed hereto as Exhibits A and B.
          3. To induce Landlord to comply with the requests set forth in the letter annexed hereto as Exhibit C (“Letter”), Tenant and Guarantor hereby represent to Landlord that:
               (A) All statements made in the Letter are true, complete and correct in all material respects; and
               (B) Annexed hereto as Exhibit D are true and complete copies of the official documents whereby the corporate name of FiberNet Telecom Group, Inc. was changed to Zayo Colocation, Inc.
          4. To induce Landlord to accept FiberNet Telecom, Inc., as successor by merger and replacement tenant under the Existing Leases to FiberNet Equal Access, L.L.C., Tenant and Guarantor hereby represent to Landlord that annexed hereto as Exhibit E are true and complete copies of the official documents whereby FiberNet Equal Access, L.L.C. was merged into FiberNet Telecom, Inc.
          5. Except as modified by this Agreement, the Existing 19/12 Lease and the Existing Ground Floor Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing 19/12 Lease and the Existing Ground Floor Lease, as so modified, hereby are ratified, confirmed and approved.
          6. Simultaneously herewith, Tenant or Guarantor is, by check to the order of Landlord in the amount of $25,000.00, paying Landlord an amount which represents the total legal fees incurred and anticipated to be incurred by Landlord in connection with this Agreement (including the negotiation of Exhibits A and B hereto) and an aborted transaction prior hereto.
          7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the 19/12 Lease and the Ground Floor Lease, their respective assigns.
          8. This Agreement may not be changed orally, but only by a writing signed by all of the parties hereto

2

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its sole member

By:	Sixty Hudson Management LLC, its general partner

By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
Manager

FIBERNET TELECOM, INC. (successor to FiberNet Equal Access, L.L.C.)
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

ZAYO COLOCATION, INC. (successor to Fibernet Telecom Group, Inc.)
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

[Signature Page — 60 Hudson Lease Amendment]

60 HUDSON OWNER LLC
c/o FirstService Williams LLC
380 Madison Avenue
New York, NY 10017-2513
June 3, 2009
FiberNet Equal Access, LLC
220 East 42nd Street
New York, NY 10036
FiberNet Telecom Group, Inc.
220 East 42nd Street
New York, NY 10036
Zayo Group, LLC
901 Front Street, Suite 200
Louisville, CO 80027
Re:	Amendment of Lease, dated May 26, 2009 (“Amendment”), among all signatories to this letter agreement (“Letter Agreement”)
Gentlemen:
     It has just been discovered that the Amendment inadvertently contained a typographical error in that the Fixed Rent payable for the Ground Floor Space for January 1, 2019-December 31, 2019 was incorrectly stated as “$2,869,595.98,” when it should have been stated as “$2,896,595.98.” All of the parties to this Letter Agreement hereby agree that the Fixed Rent for the Ground Floor Space payable, pursuant to Paragraph 3(A) of the Amendment (see attached page), for January 1, 2019-December 31, 2019 is restated as $2,896,595.98.
     This letter may be executed in counterparts, each of which shall collectively constitute a duplicate original thereof. Please confirm all of our agreement to the foregoing by signing and returning copies hereof.

Very truly yours,

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its sole member

By:	Sixty Hudson Management LLC, its general partner

By:	/s/ Kenneth Carmel Kenneth Carmel, Manager

AGREED TO: FIBERNET EQUAL ACCESS, LLC
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. Deluca
	Name:	Jon A. Deluca
	Title:	President Chief Executive Officer

ZAYO GROUP, LLC
By:	/s/ Ken desGarenness
Name: Ken desGarenness
Title: Chief Financial Officer

               (ii) The Existing Space shall be leased to Tenant in its “as is” condition on December 31, 2015 and Landlord shall not be required to perform any work or provide any work allowance to prepare either the Ground Floor Space and/or the Basement Space for Tenant’s continued occupancy.
          (C) Tenant’s continued occupancy of the Existing Space from and after December 31, 2015 shall constitute its acknowledgement that, on December 31, 2015, the Existing Space and the Building were in good and satisfactory condition.
     3. Amounts Payable by Tenant During the Extension Term.
          (A) Effective as of January 1, 2016, Fixed Rent for the Ground Floor Space (which includes an annual cumulative two and one-half (2-1/2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses in lieu of operating expenses, porters’ wage and/or utility expense escalation provisions) shall be changed to be as set forth in the following table:

Period	Fixed Rent (per annum)
January 1, 2016 – December 31, 2016	$2,689,777.33
January 1, 2017 – December 31, 2017	$2,757,021.76
January 1, 2018 – December 31, 2018	$2,825,947.30
January 1, 2019 – December 31, 2019	$2,896,595.98
January 1, 2020 – December 31, 2020	$2,969,010.88
January 1, 2021 – December 31, 2021	$3,043,236.15
January 1, 2022 – New Expiration Date	$3,119,317.05
          (B) Fixed Rent for the Basement Space is not included in the table in subparagraph (A) and shall remain as set forth in Article 76 of the Existing Lease.
          (C) The Fixed Rent payable pursuant to subparagraphs (A) and (B) hereinabove does not include the supplementary charges set forth in the Existing Lease (including, without limitation, tax escalation charges, electricity charges, Percentage Rent and Transport Fee Rent), all of which supplementary charges shall continue to remain payable as and when provided in the applicable provision of the Existing Lease. There is to be no rent concession during the Extension Term.
     4. Modification of Landlord’s Special Termination Rights. The first sentence of subsection (A), the entire subsection (B), (C), (E), (F) and (G) of Section 72 and the entire Section 57 of the Original Lease (all to the extent will remaining applicable) shall be deleted and superseded by the following provisions:
     “In the event that (a) twice in any twelve(12) consecutive monthly period, Tenant shall default in the payment of Fixed Rent or additional rent or any part of either and such default shall have continued after Landlord shall have notified Tenant thereof and the applicable grace period shall have expired, than, notwithstanding that any such default may have been cured at any time after the expiration of the applicable grace period, any further

AMENDMENT OF LEASE
     AGREEMENT dated as of the 26th day of May, 2009 by and between 60 HUDSON OWNER LLC (successor to Westport Communications, LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o FirstService Williams LLC, 380 Madison Avenue, New York, New York 10017 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 220 West 42nd Street,, New York, New York 10036 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant are the present parties to an agreement of lease, dated as of April 1, 2001 (“Original Lease”), as heretofore amended on numerous occasions (collectively, “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord portions of the ground floor (“Ground Floor Space”) and basement (“Basement Space”), as more particularly described in the Existing Lease, the Ground Floor Space and the Basement Space sometimes hereinafter collectively called the “Existing Space,” in Landlord’s building known as 60 Hudson Street, New York, New York (“Building”); and
     WHEREAS, Landlord and Tenant also are the present parties to an agreement of lease, dated as of February 17, 1998, as heretofore amended on numerous occasions (collectively, the “19/12 Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord, portions of the 19th, 12th and ground floors and the lower mezzanine in the Building, as more particularly described in the 19/12 Lease; and
     WHEREAS, Landlord and Tenant wish to (i) extend the Term (“Extension Term”) of the Existing Lease so as to expire on July 31, 2022 (“New Expiration Date”), (ii) modify and amplify the Existing Lease in certain other respects, and (iii) provide for certain acknowledgments and consents with respect to the Existing Lease and the 19/12 Lease, all upon and subject to the terms and conditions hereinafter set forth; and
     WHEREAS, Tenant and Zayo Group, LLC (“Zayo”) have advised Landlord that, on or about the date hereof, they are entering into a document called an Agreement and Plan of Merger with respect to Zayo’s proposed acquisition of the stock of FiberNet Telecom Group, Inc. (“FTG”), which proposed acquisition is sometimes hereinafter referred to as the “Proposed Transfer.”
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease hereby is further amended as follows:
     1. Definitions. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Extended Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. Extension Term.
          (A) The Extension Term shall commence on January 1, 2016 and expire on the New Expiration Date, unless sooner terminated as provided in the Extended Lease.
          (B) During the Extension Term:
               (i) All currently applicable terms and conditions of the Existing Lease, as further amended hereby, shall be applicable to and govern the continued leasing of the Existing Space.

               (ii) The Existing Space shall be leased to Tenant in its “as is” condition on December 31, 2015 and Landlord shall not be required to perform any work or provide any work allowance to prepare either the Ground Floor Space and/or the Basement Space for Tenant’s continued occupancy.
          (C) Tenant’s continued occupancy of the Existing Space from and after December 31, 2015 shall constitute its acknowledgement that, on December 31, 2015, the Existing Space and the Building were in good and satisfactory condition.
     3. Amounts Payable by Tenant During the Extension Term.
          (A) Effective as of January 1, 2016, Fixed Rent for the Ground Floor Space (which includes an annual cumulative two and one-half (2-1/2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses in lieu of operating expense, porters’ wage and/or utility expense escalation provisions) shall be changed to be as set forth in the following table:

Period	Fixed Rent (per annum)
January 1, 2016 – December 31, 2016	$2,689,777.33
January 1, 2017 – December 31, 2017	$2,757,021.76
January 1, 2018 – December 31, 2018	$2,825,947.30
January 1, 2019 – December 31, 2019	$2,869,595.98
January 1, 2020 – December 31, 2020	$2,969,010.88
January 1, 2021 – December 31, 2021	$3,043,236.15
January 1, 2022 – New Expiration Date	$3,119,317.05
          (B) Fixed Rent for the Basement Space is not included in the table in subparagraph (A) and shall remain as set forth in Article 76 of the Existing Lease.
          (C) The Fixed Rent payable pursuant to subparagraphs (A) and (B) hereinabove does not include the supplementary charges set forth in the Existing Lease (including, without limitation, tax escalation charges, electricity charges, Percentage Rent and Transport Fee Rent), all of which supplementary charges shall continue to remain payable as and when provided in the applicable provisions of the Existing Lease. There is to be no rent concession during the Extension Term.
     4. Modification of Landlord’s Special Termination Rights. The first sentence of subsection (A), the entire subsections (B), (C), (E), (F) and (G) of Section 72 and the entire Section 57 of the Original Lease (all to the extent still remaining applicable) shall be deleted and superseded by the following provisions:
     “In the event that (a) twice in any twelve (12) consecutive monthly period, Tenant shall default in the payment of Fixed Rent or additional rent or any part of either and such default shall have continued after Landlord shall have notified Tenant thereof and the applicable grace period shall have expired, then, notwithstanding that any such default may have been cured at any time after the expiration of the applicable grace period, any further default by Tenant of such nature within such twelve (12) consecutive monthly period shall be deemed a violation of a substantial obligation of the Extended Lease; or (b) if Landlord, acting in good faith, determines that Tenant’s business operations within the Building are either inappropriate for, or being conducted in a manner which is detrimental to, the Building, Landlord notifies Tenant in writing of such determination and, in such notice, specifies in reasonable detail the business operations of Tenant which Landlord, acting in good faith, has determined are either inappropriate for, or being conducted in a manner which is detrimental to, the Building (Landlord hereby acknowledging that (i) Tenant’s business operations within the Building, as they are presently being conducted, presently are appropriate for, and presently are being conducted in a manner which is not detrimental to, the Building, and (ii) any future such operations which are conducted in the same manner, except for modifications necessary to conform to then prevailing telecommunication and/or collocation industry practices and technology, shall not be considered inappropriate for, or detrimental to, the Building), and Tenant, within thirty (30) days after Landlord sends such notice, fails to discontinue or modify such business operations in a manner so that Landlord, acting in good faith, can no longer make such determination, then such failure by Tenant to discontinue or modify such business operations shall also be deemed to be a violation of a substantial obligation of the Extended Lease. In the event of an occurrence of an event set forth in subparagraph (a) or (b) above which constitutes a violation of a substantial obligation of the Extended Lease, Landlord may serve a written twenty (20) day notice of cancellation of the Extended Lease (“Cancellation Notice”) and the Term of the Extended Lease thereupon shall end and expire, as fully and completely as if the expiration of such twenty (20) day period were the day herein definitively fixed for the date of natural expiration of the Extended Lease and its Term, and Tenant shall quit and surrender to Landlord the entire premises then covered by the Extended Lease, but Tenant shall remain liable as elsewhere provided in the Extended Lease. Without limiting the generality of the foregoing, no provision hereof shall affect Landlord’s rights of termination and resultant remedies available elsewhere under the Existing Lease (including, without limitation, those set forth in Articles 9, 10, 17 and 18).
     If and when Landlord sends a Cancellation Notice, it may, at any time thereafter (even prior to recovering vacant possession of the premises then demised (“Then Premises”) by the Extended Lease by a decision of a court of competent jurisdiction or otherwise pursuant to the provisions of the Extended Lease or applicable law), appoint a Manager of the Then Premises to supervise, manage and conduct the business operations in and about the Then Premises (“Landlord’s Manager”). Landlord’s Manager shall have the full authority (without being subject to any rights of, or obligation to consult with, Tenant or any parent, subsidiary or affiliated party or parties of Tenant) to make and implement all decisions necessary and appropriate so that business operations in and about the Existing Space shall be conducted in a manner consistent with the provisions of Article 66 of the Original Lease and then prevailing telecommunications and/or collocation practices and technology.
     In addition, if and when Landlord sends a Cancellation Notice, Tenant agrees that (i) all items which constitute permanent leasehold improvements in and to the Existing Lease have been, presently constitute and will remain Landlord’s property and Landlord may continue to own and utilize the same without restriction, and (ii) Landlord may, without charge and without liability or accountability of any nature, continue to utilize all equipment utilized in any way in the business operations being conducted in the Then Premises (including, without limitation, Internal MMR Equipment and External MMR Equipment) and receive all monies thereafter payable under all Meet-Me-Room Licenses (including, without limitation, Meet-Me-Room Fees), both for so long as Landlord determines, in its sole and absolute discretion.”
     5. Tenant’s Leasing Restrictions.
          (A) As an inducement to Landlord to extend the Term for the Extended Lease and to modify certain of Landlord’s termination rights under the Existing Lease, Tenant agrees that its right to lease space in the New York Metropolitan Area (including, without limitation, the five boroughs of New York City, Nassau, Suffolk and Westchester Counties, Eastern New Jersey and southern Connecticut) shall be limited as hereinafter provided for the period from the date of this Agreement through December 31, 2015 (“Restriction Period”). Tenant recognizes and acknowledges that the limitations on its leasing rights hereinafter set forth are a material inducement to Landlord’s willingness to enter into this Agreement and that, accordingly, Landlord shall have all the rights and remedies provided for under the Extended Lease and by Law (including, without limitation, the right of termination set forth in the Extended Lease and the right of injunction) in the event that Tenant fails to or threatens to fail to comply with such limitations.
          (B) During the period from the date hereof through and including December 31, 2015 (or any earlier date of termination of the Extended Lease), Tenant shall not lease or propose to lease space in the New York Metropolitan Area, other than (i) existing collocation space currently operated by Tenant or a current affiliate, (ii) space not exceeding 500 rentable square feet at each of not more than five separate locations, to be used solely for incidental services in support of Tenant’s end-user customers in Tenant’s delivery of telecommunication services in the ordinary course of its business, or (iii) solely for the purpose of executive office use (collectively, “Restricted Purposes”), unless and until Tenant shall first have leased directly from Landlord (to the extent Landlord has sufficiently sized space which is at or above ground level then available or to become available within five (5) months following the Tenant making such request) a total of an additional 25,000 rentable square feet of space in the Building (which rentable square footage shall be calculated on the basis of Landlord’s then standard measurement of rentable square footage from time to time in effect during the foregoing period), upon and subject to the following terms and conditions:
               (i) Such possible leasing of 25,000 rentable square feet of space in the Building may be accomplished in one or more blocks of space. On any occasion during the Restriction Period when Tenant is considering leasing space in the New York Metropolitan Area for a Restricted Purpose, Tenant shall advise Landlord of such consideration and advise Landlord of the approximate size of space in the Building (which requirements may include minimum size requirements of such blocks) which would satisfy such consideration to enable Landlord to reasonably determine the space in the Building which it will lease to Tenant for such purpose and upon and subject to the terms and conditions hereinafter set forth. Any Restricted Leased Space shall have an electrical capacity of 50 watts per rentable square foot (with Tenant to pay Landlord, upon the effectiveness of the leasing of any Restricted Lease Space, for 35 watts per rentable square foot at Landlord’s Standard Building rate in effect at the time the leasing of each applicable Restricted Lease Space commences) and be interconnectable, in accordance with applicable requirements and charges set forth in the Extended Lease, with at least one of Tenant’s other locations within the Building. The size of such space (“Space Dimensions”) shall be determined by Landlord and accepted by Tenant, both acting reasonably. Each block of space so leased by Landlord to Tenant is hereinafter called a “Restricted Leased Space.”
               (ii) Except as otherwise hereafter provided, each Restricted Leased Space shall be leased by Landlord to Tenant upon and subject to all currently applicable terms and conditions of the Extended Lease for the Ground Floor Space. Promptly after the Space Dimensions are determined, Landlord and Tenant shall execute and exchange an agreement, consistent with the provisions of this Paragraph 5 and otherwise reasonably satisfactory to Landlord and Tenant, confirming such leasing (“Expansion Agreement”).
               (iii) The commencement date of the leasing of any Restricted Leased Space (“Restricted Commencement Date”) shall be the date that the Expansion Agreement is executed and exchanged, any required third party consent(s) thereto specified in the Expansion Agreement have been obtained and Landlord delivers to Tenant vacant possession of the applicable Restricted Leased Space, free of any personal property of the prior occupant thereof and otherwise in its then “as is” condition, except that, if the initial Fixed Rent for the leasing of any Restricted Lease Space remains undetermined when the Expansion Agreement is otherwise ready for execution and exchange, the Expansion Agreement shall be executed and exchanged and include a provision that the Fixed Rent for the applicable Restricted Lease Space shall be determined and (if and to the extent that the provisions of subsection (iv)(d) below are applicable, payable) as provided in subsection (iv) below and the Restricted Commencement Date for such lease shall be the Negotiation Commencement Date (as hereinafter defined). The expiration date of any leasing of any Restricted Leased Space shall be on the New Expiration Date.
               (iv) The initial Fixed Rent for any Restricted Leased Space shall be the fair market rental value of such Restricted Leased Space as of such Restricted Commencement Date, based upon the criteria set forth in subsection (c) of this Section (iv) (the “FMRV”), and determined as follows:
                    (a) Beginning on the date that the Space Dimensions of the applicable Restricted Leased Space are determined (“Negotiation Commencement Date”), Landlord and Tenant shall negotiate in good faith to agree upon the FMRV. If Landlord and Tenant cannot reach agreement within ten (10) business days after the commencement of such negotiations, Landlord and Tenant shall each, within seven (7) business days after the expiration of such ten (10) business day period, select a reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building for the type of space represented by the applicable Restricted Leased Space (such brokers are referred to herein, respectively, as “Landlord’s Broker” and “Tenant’s Broker”). Landlord’s Broker and Tenant’s Broker shall confer promptly after their selection by Landlord and Tenant and shall negotiate in good faith to agree upon the FMRV. If Landlord’s Broker and Tenant’s Broker cannot reach agreement by the date that is fifteen (15) business days after their designation, then, no later than ten

(10) business days after the expiration of such fifteen (15) business day period, they shall designate a third reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building for the type of space represented by the applicable Restricted Leased Space (the “Independent Broker”). Upon the failure of Landlord’s Broker and Tenant’s Broker timely to agree upon the designation of the Independent Broker, the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the FMRV, taking into consideration the factors referenced in subsection (3) hereinbelow (respectively “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).
                    (b) If the FMRV’s set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by ten (10%) percent per annum or less for each year of such leasing, the FMRV shall be deemed the average of the FMRV’s set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter. If such differential is more than ten (10%) percent per annum for each year of such leasing, the Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within ten (10) business days after the date of his or her designation, choose either the FMRV set forth in Landlord’s Broker’s Letter or the FMRV set forth in Tenant’s Broker’s Letter to be the FMRV and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.
                    (c) The FMRV shall be the fair market rental value, as of the applicable Restricted Commencement Date, of space in the Building utilized essentially for telecommunications purposes and otherwise comparable to the applicable Restricted Leased Space, taking into account the special character of the Building as a telecommunications industry specialty building, the Space Dimensions, the nature of the escalation provisions and the base period as set forth in the Extended Lease, which shall not be changed, as well as the benefit to Tenant of being able to remain in its existing space and thus being spared the cost, inconvenience and interruption of business operations of relocating, the absence of any rent concession, work or work contribution from Landlord, and all other relevant terms and conditions of the Extended Lease.
                    (d) If the Fixed Rent for the applicable Restricted Leased Space has not been determined by the Negotiation Commencement Date therefor, then the Fixed Rent to be paid by Tenant to Landlord in accordance with the terms of the Extended Lease, until such determination has been made shall be the FMRV set forth in Landlord’s Broker’s Letter. After such determination has been made, any excess rental theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing Fixed Rent payable by Tenant to Landlord.
                    (e) Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Rent for the applicable Restricted Leased Space, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations under this lease.
               (v) There shall not be any rent concession with respect to the Fixed Rent payable for any Restricted Leased Space.
               (vi) For purposes of the tax escalation provisions for each Restricted

Leased Space:
                    (a) “Base Tax Year” shall mean the calendar year 2010 (i.e., the average of the Real Estate Taxes as finally determined for the tax fiscal years July 1, 2009 – June 30, 2010 and July 1, 2010 – June 30, 2011);
                    (b) “Base Year Taxes” shall mean the Real Estate Taxes as finally determined for the Base Tax Year;
                    (c) “Subsequent Tax Year” shall mean any tax fiscal year during the term of the leasing of the applicable Restricted Leased Space commencing on or after the July 1 next following the applicable Restricted Commencement Date; and
                    (d) “Tenant’s Proportionate Share” shall mean the rentable area (calculated as hereinabove provided) of the applicable Restricted Leased Space divided by 840,000 rentable square feet.
               (vii) On each date after the applicable Restricted Commencement Date for the applicable Restricted Leased Space through and including the New Expiration Date which is a one year anniversary of such Restricted Commencement Date, the Fixed Rent payable for the applicable Restricted Leased Space during the immediately preceding one (1) year period shall be increased, in addition to any other increases in the Fixed Rent becoming payable at the same time, by an annual cumulative two and one-half (2-1/2%) percent of such increased Fixed Rent, which is intended to reimburse Landlord for anticipated increases in the Building operating expenses in lieu of any provision for operating expenses, porter’s wage and/or utility expense escalation (the calculation of each such increase in the Fixed Rent to be made in the same manner as the increases in Fixed Rent set forth in Paragraph 3(A) hereof).
               (viii) The applicable Restricted Leased Space shall be leased to Tenant in its “as is” condition on the applicable Restricted Commencement Date and Landlord shall not be required to perform any work or provide any work allowance to prepare the applicable Restricted Leased Space for Tenant’s occupancy.
               (ix) All supplementary charges set forth in he Extended Lease with respect to the Ground Floor Space (including, without limitation, electricity charges, Percentage Rent and Transport Fee Rent) shall continue to remain payable with respect to the Restricted Leased Space in accordance with the applicable provisions of the Extended Lease as if the Restricted Leased Space were a part of the Ground Floor Space.
               (x) The Security Deposit for the Restricted Leased Space shall be an amount equal to fifty (50%) percent of the initial Fixed Rent payable for the applicable Restricted Leased Space, shall be in the form of a Letter of Credit complying with all currently applicable provisions of the Extended Lease pertaining to Letters of Credit and Security Deposits, shall be delivered to Landlord simultaneously with the execution and exchange of the Expansion Agreement and shall be held and dealt with pursuant to all applicable provisions of the Extended Lease pertaining to Security Deposits and/or Letters of Credit.
     6. Change of Status of Michael Liss. Notwithstanding the terms of Paragraph 15 hereof, the requirement in the Existing Lease that Michael Liss continue to hold and fulfill the title, responsibilities and authority of the Chief Executive Officer or Chairman of the Board of Directors of FTG other than by reason of his death or disability shall, if and to the extent still remaining effective on the date of this Agreement, be of no further force and effect once this Agreement is executed and exchanged.
     7. Change of Control Transaction. If and when the Proposed Transfer closes (“Transfer”), Landlord hereby consents to the Transfer and waives its right to recapture the Existing Space or share in any “profits” pursuant to Section 44(M) by reason of the Transfer. The foregoing consent and waiver of rights of recapture and profit sharing pursuant to Section 44(M) also shall apply to a Transfer of the 19/12 Lease.
     8. Reimbursement of Landlord’s Attorneys Fees. Tenant agrees to reimburse Landlord, simultaneously with the execution and exchange of this Agreement, $22,500.00, representing Landlord’s legal fees and disbursements incurred in connection with the preparation, negotiation and execution and exchange of this Agreement.
     9. Binding Effect. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Extended Lease, their respective assigns.
     10. Existing Lease Otherwise Unmodified. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.
     11. Broker. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than FirstService Williams LLC (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission owing to Broker by reason of the execution and exchange of this Agreement. This Paragraph shall survive the termination of this Agreement.
     12. No Oral Modification of Agreement. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     13. Submission Not Binding Until Signed by Landlord. The preparation and submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     14. Absence of Landlord Defaults. Tenant hereby warrants and represents that it has no knowledge, as of the date hereof, of Landlord being in default in the performance of any of its obligations under the Existing Lease, as amended by this Agreement, including, specifically, under Article 74 thereof.
     15. Conditions Prescedent to Effectiveness of this Agreement. To induce Landlord to execute and exchange this Agreement at this time, Landlord, Tenant and Zayo Group, LLC (“Zayo”) hereby agree that this Agreement shall not become effective unless and until all of the following events occur:
          (A) The sale of the stock of FiberNet Telecom Group, Inc. to Zayo shall have unconditionally closed on or before December 31,2009 (“Closing”);

          (B) Zayo’s certified net worth, in accordance with generally accepted accounting principles, consistently applied (“GAAP Net Worth”), was at least $175,000,000.00 at the end of its most current fiscal year, which was June 30, 2008, and its EBIDA for the twelve (12) months preceding the execution and exchange of this Agreement was at least $27,000,000.00;
          (C) At the time of the Closing, there shall have been no material adverse change in Zayo’s foregoing GAAP Net Worth and Zayo shall have furnished Landlord with reasonable substantiation of such circumstance; and
          (D) Simultaneously with the Closing, Zayo shall have executed and delivered to Landlord two duplicate originals of the Guaranty annexed hereto as Exhibit A, together with the opinion letter referred to in such Exhibit (in form and substance reasonably satisfactory to Landlord).
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its sole member

By:	Sixty Hudson Management LLC, its general partner

By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Extended Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

By its execution below, the undersigned agrees to the provisions of Paragraph 15 of this Agreement.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	CFO

EXHIBIT A
GUARANTY
     This Guaranty, made as of the           day of May, 2009, by ZAYO GROUP, LLC, a Delaware limited liability corporation, having an address at 901 Front Street, Suite 200, Louisville, Colorado 80027 (“Guarantor”), to and for the benefit of 60 HUDSON OWNER LLC, a Delaware limited liability company, having an address c/o FirstService Williams, LLC, 380 Madison Avenue, New York, New York 10017 (“Landlord”).
W I T N E S S E T H:
     WHEREAS, Landlord is the owner of the land and the building thereon (“Building”) known as 60 Hudson Street, in the Borough of Manhattan, City, County and State of New York; and
     WHEREAS, by a certain lease modification agreement (“Lease”) to be dated of even date herewith (but effective only upon specified conditions precedent) between Landlord and FIBERNET EQUAL ACCESS, LLC and FIBERNET TELECOM GROUP INC., as tenant (collectively, “Tenant”), Landlord intends to modify and extend an existing lease of portions of the ground floor and basement (collectively, “Premises”) of the Building as more specifically described in the Lease; and
     WHEREAS, Guarantor desires to give this Guaranty to Landlord in order to induce Landlord to enter into the Lease with Tenant.
     NOW, THEREFORE, for good and valuable consideration and as an inducement to Landlord to enter into the Lease:
     1. Guarantor hereby unconditionally and absolutely guarantees to Landlord the full and prompt payment when due of the rent and additional rent (however characterized) and all other sums and charges payable by the tenant under the Lease, and further hereby unconditionally and absolutely guarantees the full and timely performance and observance of all covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant. Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant, its successors and assigns, under the Lease, or if Tenant, its successors and assigns shall default in the payment when due of such rent, additional rent, sums and charges payable by Tenant under the Lease, Guarantor will forthwith upon demand therefor pay such rent and other sums and charges, and any arrears thereof, to Landlord and will forthwith faithfully perform and fulfill all terms, covenants, conditions and agreements of the Lease, and will forthwith pay to Landlord all damages, costs and expenses that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease, including, without limitation, all attorney’s fees and disbursements incurred by Landlord or caused by any such default and/or the enforcement of this Guaranty. Successive recoveries may be had hereunder.
     2. This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, its successors and assigns, or any other person or entity (“Other Guarantor”) guaranteeing any of the same obligations guaranteed by Guarantor hereunder and without the necessity of notice of nonpayment, nonperformance or nonobservance or any notice of acceptance of this Guaranty and without need for demand for payment under this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no respect be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant’s successors and assigns, or against any Other Guarantor, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or allowed at law or in equity, or by relief of Tenant or any Other Guarantor from any of their respective obligations under the Lease, their guaranties or otherwise by (a) the release or discharge of Tenant or any Other Guarantor in any creditors’ proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant or any Other Guarantor or the estate of Tenant or any Other Guarantor in bankruptcy, or of any remedy for the enforcement of Tenant’s said liability under the Lease, or any Other Guarantor’s liability under its guaranty, resulting from the operation of any present or future provisions of the bankruptcy laws or from the decision in any court, (c) the rejection or disaffirmance of the Lease in any such proceedings, or (d) any lack of validity or enforceability of this Guaranty, the Lease, any other guaranty or any other circumstance which might otherwise constitute a defense available to Guarantor or Tenant.
     3. This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of, or expansion of the space covered by, the Lease; any subletting of the Premises or any part thereof; any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease; any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or any Other Guarantor; a changed or different use of the Premises, whether or not consented to by Landlord; or any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or assigns, or any Other Guarantor, whether or not notice thereof is given to Guarantor.
     4. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Tenant for liquidation or reorganization, should Tenant become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Tenant’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance guaranteed hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of such obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, Guarantor’s obligations hereunder shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     5. Landlord’s consent to any occupancy agreement covering, or subletting of, all or any portion of the Premises by any party or to any assignment or successive assignments by Tenant or Tenant’s assigns of the Lease, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability hereunder.
     6. All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned, whether exercised by Landlord or not, is intended to be an exclusion of or a waiver of any of the others. The obligation of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of covenants and conditions required to be performed or observed by Tenant under the Lease nor shall Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and/or Tenant’s assets.
     7. Guarantor hereby submits itself to the jurisdiction of the courts of New York in any action or proceeding against Guarantor arising out of this Guaranty and designates Tenant and the Secretary of State of the State of New York, acting severally, as its agent for service of process in any such action or proceeding. A copy of any such service shall be mailed to Guarantor as provided in Paragraph 11. Guarantor may change its agent for service of process by notice given to Landlord as provided in Paragraph 11 hereof. Any such substituted agent must be resident in New York City.
     8. Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that Guarantor may be joined in any action against Tenant or against any one or more Other Guarantors in connection with the Lease and that recovery may be had against Guarantor in such action or in any independent action against Guarantor without Landlord, its successors or assigns, first pursuing or exhausting any remedy or claim against Tenant, its successors or assigns or against any one or more Other Guarantors. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by Landlord against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.
     9. Guarantor hereby waives all right to trial by jury in any action or proceedings hereafter instituted by Landlord to which Guarantor may be a party.
     10. If this Guaranty is held ineffective or unenforceable by any court of competent jurisdiction, Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint tenant therein with joint and several liability.
     11. Any notice, demand or request by either party to the other shall be in writing, and shall be deemed to have been duly given or made if mailed by certified mail, return receipt requested, addressed to the other party at its address above set forth or to such other address as the receiving party shall have designated by notice given as above provided. Notices so given shall be deemed received on the third (3rd) business day after mailing.
     12. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York.
     13. This Guaranty shall inure to the benefit of Landlord and Landlord’s successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor’s successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this instrument the day and year first above written.

WITNESS:	ZAYO GROUP, LLC.
By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
          On the             day of May in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared      , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

PLEASE NOTE THAT, UNLESS THE GUARANTOR IS
AN INDIVIDUAL, LANDLORD WILL REQUIRE AN
OPINION OF COUNSEL TO THE EFFECT THAT THE
GUARANTY HAS BEEN DULY AUTHORIZED AND
EXECUTED AND THAT IT IS VALID AND BINDING IN
ACCORDANCE WITH ITS TERMS

AMENDMENT OF LEASES
          This Agreement (“Agreement”), dated as of April 4 , 2007, between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having offices at 570 Lexington Avenue, New York, NY 10022 (“Tenant”).
W I T N E S S E T H:
          WHEREAS:
          (A) Landlord and Tenant are the current parties to an agreement of lease, dated as of February 17, 1998, as thereafter amended on numerous occasions (as so amended, the “Existing 19/12 Lease”), pursuant to which Landlord presently leases to Tenant and Tenant presently leases from Landlord portions of the 19th and 12th floors, the basement and lower mezzanine at Landlord’s building known as 60 Hudson Street, New York, New York (“Building”);
          (B) Landlord and Tenant also are the current parties to an agreement of lease, dated as of April 1, 2001, as thereafter amended on numerous occasions (as so amended, the “Existing Ground Floor Lease”), pursuant to which Landlord present leases to Tenant and Tenant presently leases from Landlord portions of the ground floor and basement at the Building;
          (C) (i) Tenant’s security deposit under the Existing 19/12 Lease is presently in the form of a letter of credit issued by Deutsche Bank and is in the amount of $783,365.00 (“Existing 19/12 LC”); and
                 (ii) Tenant’s security deposit under the Existing Ground Floor Lease is presently in the form of a letter of credit issued by Deutsche Bank and is in the amount of $3,950,000.00 (“Existing Ground Floor LC”); and
          (D) Tenant has requested that Landlord accept replacements of the Existing 19/12 LC and the Existing Ground Floor LC, to be issued by Bank of America (“Replacement LCs”), and Landlord is only prepared to accept the Replacement LCs upon and subject to the terms and conditions hereinafter set forth.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:
          1. The capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings as are ascribed to them in the Existing 19/12 Lease and the Existing Ground Floor Lease, respectively, unless otherwise defined herein. As used herein, (a) the term “19/12 Lease” shall mean the Existing 19/12 Lease, as amended by this Agreement and as hereafter amended, and (b) the term “Ground Floor Lease” shall mean the Existing Ground Floor Lease, as amended by this Agreement and as hereafter amended.
          2. To induce Landlord to accept the Replacement LCs, in the forms annexed hereto as Exhibits A and B, Landlord and Tenant hereby agree that the Existing 19/12 Lease and the Existing Ground Floor Lease shall be modified, respectively, as follows:

               (A) There shall be added to Article 60 of the Existing 19/12 Lease the following additional provision:
“If, at any time after Landlord, in its sole and absolute judgment exercised in good faith, determines that it may wish to transfer the Replacement LC annexed hereto as Exhibit A (“19/12 Replacement LC”) and, in its sole and absolute discretion exercised in good faith, determines that it will have problems in effectuating such transfer by reason of the provisions pertaining to the certifications set forth in the transfer document annexed as Exhibit A to the Existing 19/12 LC (“Existing 19/12 Transfer Provisions”), Landlord may draw down the entire amount of the 19/12 Replacement LC and either (i) retain the proceeds of such draw (“19/12 Draw Proceeds”) for the Security Deposit under the 19/12 Lease, or (ii) arrange for the issuance by a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith, of a replacement for the 19/12 Replacement LC having the same substantive effect and general form as the 19/12 Replacement LC except for the Existing 19/12 Transfer Provisions (“19/12 Alternative LC”), using the 1912 Draw Proceeds as collateral for the 19/12 Alternative LC. In such event, Tenant shall, upon demand, reimburse Landlord, as additional rent, for the amount by which the cost of obtaining the 19/12 Alternative LC, including the fees and other reasonable costs of issuance, exceeds the 19/12 Draw Proceeds. Notwithstanding the foregoing, Landlord shall, if feasible within the time frame determined by Landlord, in its sole and absolute discretion exercised in good faith, to be necessary for obtaining the 19/12 Alternative LC, afford Tenant the opportunity to furnish a 19/12 Alternative LC from a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith.”
               (B) There shall be added to Article 60 of the Existing Ground Floor Lease the following additional provision:
“If, at any time after Landlord, in its sole and absolute judgment exercised in good faith, determines that it may wish to transfer the Replacement LC annexed hereto as Exhibit B (“Ground Floor Replacement LC”) and, in its sole and absolute discretion exercised in good faith, determines that it will have problems in effectuating such transfer by reason of the provisions pertaining to the certifications set forth in the transfer document annexed as Exhibit A to the Existing Ground Floor LC (“Existing Ground Floor Transfer Provisions”), Landlord may draw down the entire amount of the Ground Floor Replacement LC and either (i) retain the proceeds of such draw (“Ground Floor Draw Proceeds”) for the Security Deposit under the Ground Floor Lease, or (ii) arrange for the issuance by a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith, a replacement for the Ground Floor Replacement LC having the same substantive effect and general form as the Ground Floor Replacement LC except for the Existing Ground Floor Transfer Provisions (“Ground Floor Alternative LC”), using the Ground Floor Draw Proceeds as collateral for

2

the Ground Floor Alternative LC. In such event, Tenant shall, upon demand, reimburse Landlord as additional rent for the amount by which the cost of obtaining the Ground Floor Alternative LC, including the fees and other reasonable costs of issuance, exceeds the Ground Floor Draw Proceeds. Notwithstanding the foregoing, Landlord shall, if feasible within the time frame determined by Landlord, in its sole and absolute discretion exercised in good faith, to be necessary for obtaining the Ground Floor Alternative LC, afford Tenant the opportunity to furnish a Ground Floor Alternative LC from a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith.”
          3. Except as modified by this Agreement, the Existing 19/12 Lease and the Existing Ground Floor Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing 19/12 Lease and the Existing Ground Floor Lease, as so modified, hereby are ratified, confirmed and approved.
          4. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the 19/12 Lease and the Ground Floor Lease, their respective assigns.
          5. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its managing member

	By:	Sixty Hudson Management LLC, general partner

		By:	/s/ Kenneth Carmel Name: Kenneth Carmel
Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement, the 19/12 Lease and the Ground Floor Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

3

AMENDMENT OF LEASE
     This agreement (“Agreement”), made as of this 2nd day of March, 2007, between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Landlord”) and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant are the present parties to an agreement of lease dated as of April 1, 2001 (“Original Lease”), as thereafter amended on numerous occasions (collectively, “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord portions of the ground floor and basement, as more particularly described in the Existing Lease, in Landlord’s building known as 60 Hudson Street, New York, New York; and
     WHEREAS, Landlord and Tenant wish to further amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby further amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Agreement and as the same may be hereafter amended.
     2. (A) Pursuant to paragraph 5 (“Paragraph 5”) of an amendment to the Existing Lease, dated April 1, 2003 (“2003 Amendment”), the present Security Deposit is $4,350,000.00. Landlord and Tenant agree that Tenant has satisfied a number (but not all) of the conditions precedent to the reduction in the Security Deposit provided for in the 2003 Amendment.
          (B) Accordingly, Landlord and Tenant hereby agree that the 2003 Amendment hereby is further modified as follows:
                    (i) Simultaneously herewith, the Security Deposit will be reduced from $4,350,000.00 to $3,950,000.00 and Landlord shall accept an amendment to the Letter of Credit presently constituting the Security Deposit (in form and substance reasonably satisfactory to Landlord) effecting such reduction; and
                    (ii) Provided that, for the period from March 1, 2007 through August 31, 2008 (“Payment Period”), (a) Tenant pays all monthly installments of Fixed Rent (without requirement of notice of failure to do so from Landlord) on or before the twentieth (20th) day of the applicable month, (b) Tenant pays all installments and/or amounts of additional rent (without the requirement of notice of failure to do so from Landlord) within thirty (30) days after the same is due pursuant to the applicable provisions of the Existing Lease, and (c) at no time during the Payment Period shall Tenant have been in material non-monetary default under the Lease after notice and expiration of the applicable grace period, then, from and after September 1, 2008, the Security Deposit shall be reduced to $3,500,000.00 and, at any time after such date, Landlord shall accept an amendment to the Letter of Credit presently constituting the Security Deposit (in form and substance reasonably satisfactory to Landlord) effecting such reduction.

          (iii) In no event shall the Security Deposit be reduced below $3,500,000.00.
     3. Landlord and Tenant agree that no broker brought about this Agreement.
     4. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     5. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     6. Except as hereby modified, the Existing Lease shall remain in full force and effect and hereby is ratified, confirmed and approved.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its managing member

	By:	Sixty Hudson Management LLC, general partner

By:
Name:
Manager

FIBERNET EQUAL ACCESS, LLC
By:
Name:
Title:

     By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:
Name:
Title:

AMENDMENT OF LEASE
     This agreement (“Agreement”), made as of this 11th day of January, 2007 (but expressly deemed effective as of the 1st day of May, 2006), between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Landlord”) and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant are the present parties to an agreement of lease dated as of April 1, 2001 (“Original Lease”), as thereafter amended on numerous occasions (collectively, “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord portions of the ground floor and basement (collectively, “Demised Premises”), as more particularly described in the Existing Lease, in Landlord’s building known as 60 Hudson Street, New York, New York; and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby further amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Agreement and as the same may be hereafter amended.
     2. (A) Pursuant to an amendment of the Original Lease, dated November 7, 2002 (“Condenser Water Amendment”), Tenant has installed water cooled supplementary air conditioning equipment in the Demised Premises having an air conditioning capacity of ninety (90) tons (“Supplemental System”) and Landlord is furnishing the condenser water necessary to operate the Supplemental System. Tenant is presently paying Landlord an annual Condenser Water Charge for the Supplemental System of $99,342.90 per annum, which Condenser Water Charge is subject to adjustment as provided in the Condenser Water Amendment.
          (B) As of May 1, 2006, Tenant installed additional water cooled supplementary air conditioning equipment having a further air conditioning capacity of an additional ninety (90) tons (“Additional Supplemental System”), for which Landlord also is furnishing the necessary condenser water. Effective as of May 1, 2006, Tenant shall pay Landlord an additional Condenser Water Charge for the Additional Supplemental System initially at the rate of $99,342.90 per annum. Such initial Condenser Water Charge shall be subject to adjustment and payment in accordance with Paragraph 2(B) of the Condenser Water Amendment.
          (C) The provisions of Paragraph 2(C) of the Condenser Water Amendment also shall be applicable to the Additional Supplemental System.

     3. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission owing to the Broker in connection with this Agreement. The provisions of this Paragraph shall survive any termination of this Agreement.
     4. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     5. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its managing member

	By:	Sixty Hudson Management LLC, general partner

By:
Name:
Manager

FIBERNET EQUAL ACCESS, LLC
By:
Name:
Title:

     By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:
Name:
Title:

LEASE MODIFICATION AGREEMENT
and
ASSIGNMENT OF LANDLORD’S INTEREST IN LEASE
and
ATTORNMENT AND RECOGNITION AGREEMENT
     AGREEMENT dated as of this 31st day of January, 2005 between HUDSON TELEGRAPH ASSOCIATES, L.P., a New York limited partnership, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Owner” or “Landlord”); WESTPORT COMMUNICATIONS LLC, a Delaware limited liability company, having an address at 277 Park Avenue, New York, New York 10172 (“Tenant”); FIBERNET TELECOM GROUP, INC., a Delaware corporation, having an address at 570 Lexington Avenue, New York, New York 10022 (“FiberNet”) and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, New York, New York 10022 (“Equal Access”)
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant entered into an agreement of lease dated as of April 1, 2001 (as amended, the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor and a portion of the basement more particularly described in the Existing Lease (collectively, the “Demised Premises”) in the building known as 60 Hudson Street, New York, New York; and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease to change the Expiration Date thereof; and
     WHEREAS, Tenant wishes to assign to Landlord and Landlord wishes to assume all the rights and obligations of Tenant as landlord under the FiberNet Lease, as hereinafter defined, and
     WHEREAS, Landlord, FiberNet and Equal Access wish to provide for the continuation of the FiberNet Lease as herein provided.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, Landlord and Tenant agree as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may hereafter be amended.
     2. The Existing Lease is hereby modified to change the Expiration Date thereof to January 31, 2005 (the “Effective Date”).
     3. (A) Tenant hereby sells, conveys, grants, transfers, assigns, and sets over to Landlord, its successors and assigns, all of Tenant’s right, title and interest in, under and to the lease covering the entire Demised Premises between Tenant and FiberNet dated as of April 1, 2001, the tenant’s interest in which was assigned to Equal Access by assignment dated as of April 1, 2001, and which lease was amended by agreements dated as of January 30, 2002, November 7, 2002, April 1, 2003, October 31, 2003 and October 29, 2004 (as so amended, the “FiberNet Lease”), effective from and after the Effective Date, and for the balance of the term thereof.
          (B) Landlord accepts such assignment and hereby assumes all of the obligations and liabilities of Tenant as landlord under the FiberNet Lease, but only to the extent such obligations and liabilities accrue on or after the Effective Date. Tenant acknowledges that it shall remain liable as landlord under the FiberNet Lease for all obligations and liabilities accruing up to but not including the Effective Date.
          (C) Equal Access and FiberNet (which is jointly and severally liable with Equal Access as tenant under the FiberNet Lease) are executing this Agreement in order to acknowledge their agreement that the FiberNet Lease shall continue in accordance with its terms notwithstanding the termination of the Lease, with Landlord assuming all rights and obligations of the landlord under the FiberNet Lease. Equal Access hereby attorns to and recognizes Landlord as Equal Access’s landlord under the FiberNet Lease, effective as of the Effective Date, and Landlord hereby recognizes such attornment. Equal Access, FiberNet and Landlord all agree that the FiberNet Lease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and Equal Access, upon all of the terms, conditions and covenants as are set forth in the FiberNet Lease.
          (D) FiberNet agrees to continue to be bound jointly and severally with Equal Access by all the terms and conditions of the FiberNet Lease, as assigned to and assumed by Landlord.
     4. This Agreement may not be changed orally but only by a writing signed by the party against whom enforcement thereof is sought.
     5. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     6. Except as modified by this Agreement, the Existing Lease and the FiberNet Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease and the FiberNet Lease, as so modified, are hereby in all respects ratified and confirmed.
     7. The parties agree that no broker brought about this Agreement.
     8. This document may be executed in counterpart originals by the various parties.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES, L.P.

By: Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel
Name: Kenneth Carmel, Manager

WESTPORT COMMUNICATIONS, LLC

By: Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel
Name: Kenneth Carmel, Manager

FIBERNET TELECOM GROUP, INC.

By:	/s/ Jon A Deluca
	Name:	Jon A Deluca
	Title:	Senior Vice President - Finance Chief Financial Officer

FIBERNET EQUAL ACCESS, L.L.C.

By:	/s/ Jon A Deluca Jon A Deluca Senior Vice President - Finance
Chief Financial Officer

AMENDMENT OF LEASE
     AGREEMENT dated as of the 29th day of October, 2004 (but expressly deemed effective as of September 1, 2004) between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an office at 277 Park Avenue, New York, New York 10172 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and FiberNet Telecom Group, Inc., Tenant’s predecessor, entered into an agreement of lease dated as of April 1, 2001 (the tenant’s interest in which was assigned to Tenant by assignment dated as of April 1, 2001) and amended by agreements dated as of January 30, 2002, November 7, 2002, April 1, 2003 (such latter amendment being referred to as the “April 2003 Amendment”) and October 31, 2003 (as so amended, the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor and a portion of the basement more particularly described in the Existing Lease in the building known as 60 Hudson Street, New York, New York; and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. (A) The following Paragraphs and subparagraphs of the April 2003 Amendment (as amended by the October 31, 2003 amendment) shall be of no further force and effect from and after September 1, 2004: subparagraphs 2(A)(5) and 2(A)(6); subparagraphs 2(D) and 2(E); Paragraph 3 and subparagraph 6(B). Moreover, in subparagraph 2(C) of the April 2003 Agreement, the words “prior to the End Date” are hereby deleted from the first and second lines as of September 1,2004.
          (B) Effective as of September 1, 2004, the following subsection (3) is added to Section 72(B) of the Existing Lease (which was itself added by the April 2003 Amendment):
     “(3) If Landlord effectively terminates this lease pursuant to this Article, then, within thirty (30) days after the Termination Date, and provided Tenant shall have complied with its obligations under Section (A), Landlord shall pay to Tenant a termination fee (the “Termination Fee”) consisting of the then-unamortized balance of the Phase 2 Cost (as hereinafter defined), as of the Termination Date (determined on a straight-line basis over the period beginning on the date this Agreement is executed and exchanged and ending on the Expiration Date). The “Phase 2 Cost” is the cost of constructing and equipping the demised premises as a Meet-Me Room, minus the Start-Up Cost, and is deemed to be $1,000,000.00, subject to reasonable confirmation that Tenant has expended or contracted to spend at least such amount for such purpose. Any amounts paid to Landlord pursuant to Section 42(A) shall be disregarded in computing the Start-Up Cost and the Phase 2 Cost. The Termination Fee shall decrease by 10% of its initial amount for each month

(appropriately pro rated for any partial month) between the Termination Date and the date on which Tenant delivers possession of the demised premises, the Internal MMR Equipment and the External MMR Equipment, all in the condition required under Section (A), and has complied with its other obligations under Section (A). For example, if Tenant holds over for one and one half (1-1/2) months, the Termination Fee is decreased by 15%. Any portion of the Termination Fee not paid when due shall bear interest at the Lease Rate from the date due until the date paid.”
     3. (A) Effective as of September 1, 2004, Fixed Rent (which includes an annual cumulative two and one-half (2-1/2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses in lieu of operating expense, porters’ wage and/or utility expense escalation) shall be changed to be as set forth in the following table:

Period	Fixed Rent (per annum)
September 1, 2004 – August 31, 2005	$2,000,000.00
September 1, 2005 – August 31, 2006	$2,050,000.00
September 1, 2006 – August 31, 2007	$2,101,250.00
September 1, 2007 – August 31, 2008	$2,153,781.00
September 1, 2008 – August 31, 2009	$2,207,626.00
September 1, 2009 – August 31, 2010	$2,262,816.00
September 1, 2010 – August 31, 2011	$2,319,387.00
September 1, 2011 – August 31, 2012	$2,377,371.00
September 1, 2012 – August 31, 2013	$2,436,806.00
September 1, 2013 – August 31, 2014	$2,497,726.00
September 1, 2014 – August 31, 2015	$2,560,169.00
September 1, 2015 – December 31, 2015	$2,624,173.00
          (B) Fixed Rent for the Basement Space is not included in the table in subparagraph (A) and shall remain as set forth in Article 76 of the Existing Lease.
     4. As of September 1, 2004, Article 67 of the Existing Lease is hereby deleted in its entirety and the following is substituted therefor:
“67. Percentage Rent — Meet-Me Room
(A) During and for each calendar year during the Term beginning on September 1, 2004 (including the partial calendar year commencing on September 1, 2004), Tenant shall pay percentage rent (“Percentage Rent”) equal to equal to twelve (12%) percent of all Meet-Me Room Fees (as hereinafter defined) for such calendar year (or part thereof). “Meet-Me Room Fees” constitute all revenues received by Tenant (including, without limitation, the following services utilized by Tenant or its affiliates, to be recognized as hereinafter set forth) or any of its subtenants or affiliates (collectively, “Providers”) in exchange for Tenant’s (or any Provider’s) furnishing of (i) collocation services, (ii) intra-Meet-Me Room circuits and/or (iii) all other services originating or terminating (or both) within the demised premises or anywhere else in the Building, other than communications connections strictly subject to the 19th Floor Lease and revenue generated from the excluded services hereinafter set forth (all such services other than the services excluded below being sometimes hereinafter collectively called “Meet-Me Room Services”). Meet-Me Room Fees shall be recognized on an accrual basis, in accordance with generally accepted accounting principles, consistently applied, and shall exclude (i) Transport Fees, as defined in Article 68, or taxes thereon, (ii) taxes on Meet-Me Room Fees collected by Tenant and paid to the taxing jurisdiction by Tenant, (iii) one-time costs incurred by Tenant on behalf of its customers (such as site preparation work for a particular customer) that Tenant passes through to such customer without any mark-up or profit, and (iv) monies received by customers of the Meet-Me Room for services rendered to their customers. Tenant shall recognize Meet-Me Room Fees for Meet-Me Room Services provided to itself or its affiliates at the same rate it charges for Meet-Me Room Services to others. Tenant shall, and shall cause all other Providers to, record all Meet-Me Room Fees in a commercially reasonable manner at the time received. Tenant shall keep at the demised premises or at Tenant’s executive offices within the New York metropolitan area a full and accurate set of books and records adequately showing the amount of Meet-Me Room Fees, consisting at least of such records as would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant’s receipts. Such books and records shall be kept in accordance with generally accepted accounting principles and practices, shall be consistent with Exhibit H, and shall be retained by Tenant for a period of not less than one (1) year following the end of the year to which they have reference. Except with respect to a bona fide existing or prospective mortgagee or underlying lessor or bona fide prospective purchaser of the entire Building (which existing or prospective mortgagee, purchaser or underlying lessor is certified as such to Tenant), Landlord and its representative shall hold in strict confidence all information received on any audit, except where such information must necessarily be divulged as a result of litigation or to comply with any applicable Laws, provided that in each such case (except compliance with Laws and litigation between Landlord and Tenant) Landlord shall provide reasonable prior notice to Tenant and shall use reasonable efforts to avoid such disclosure. If Landlord is conducting an examination and/or audit of Tenant pursuant to this Section, Tenant shall also furnish to Landlord, solely relating to the demised premises, relevant portions of all statements, information, and copies of sales and income tax reports and returns and inventory records and other data evidencing Meet-Me Room Fees.
(B) Within forty-five (45) days following the end of each calendar quarter of the Term, Tenant shall submit to Landlord a statement (“Quarterly

Statement”) of Meet-Me Room Fees for such quarter certified to be true and correct by the chief financial officer of Tenant, which shall be accompanied by payment in the amount of twelve (12%) percent thereof. No later than each May 1, Tenant shall furnish to Landlord (i) a statement certified by the chief financial officer of Tenant setting forth the amount of Meet-Me Room Fees for the preceding calendar year (the “Yearly Statement”), which shall be accompanied by payment in the amount of twelve (12%) percent thereof less the aggregate of the quarterly payments thus far paid by Tenant with respect to such calendar year, and (ii) a statement certified by the chief financial officer of Tenant setting forth the costs and expenses of operation of the Meet-Me Room (not including Percentage Rent, Transport Fee Rent and the costs allocable to the generation of Transport Fees) (“Expenses”) for the preceding year (“Expense Statement”). Expenses shall include all those items listed on Exhibit I as well as all salaries, wages, medical, surgical and general welfare benefits (including group life and medical insurance) and pension payments, payroll taxes, worker’s compensation, benefits, unemployment insurance, social security and other similar taxes of or with respect to employees (including salespersons) of Tenant and/or its affiliates and/or independent contractors (including salespersons) engaged in the operation and maintenance of the demised premises. If Tenant fails timely to submit a Quarterly Statement or Yearly Statement, or to pay the full amount of Percentage Rent due in connection therewith, then the Percentage Rent due with respect to the applicable period shall bear interest at the Lease Rate from the first day of the year in which such Quarterly Statement or Yearly Statement was due until the date paid. All Quarterly Statements, Yearly Statements and Expense Statements to be supplied by Tenant to Landlord shall be in Tenant’s usual form that it provides to lenders, regulatory agencies and like parties. Each Yearly Statement and Expense Statement sent to Landlord shall be conclusive and binding on Landlord ninety (90) days after receipt thereof unless before the expiration of said period Landlord sends Tenant written notice specifying the claimed inaccuracies, in which event Tenant shall retain all applicable records until the termination of such dispute. Landlord and/or Landlord’s auditor shall have the right, at its sole expense (except as set forth below), at any time after ten (10) business days notice, once annually during normal business hours, to inspect and/or audit the records of Tenant relating to Meet-Me Room Fees and Expenses. If the Meet-Me Room Fees exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord (if any). If Meet-Me Room Fees vary from those reported by three (3%) percent or more, Tenant shall pay Landlord’s cost of inspection and audit and shall pay interest on the shortfall at a rate (the “Shortfall Interest Rate”) equal to two (2%) percent per annum in excess of the “prime rate” or “base rate” of Citibank, N.A. from time to time in effect from the date of submission of the Yearly Statement in question, if timely submitted (or, if not timely submitted, from the first day of the year in which such Yearly Statement was due) until paid, which Shortfall Interest Rate shall increase by one (1) percentage point for each percent (rounded to the nearest percent) of variance in excess of three (3%) percent

(but in no event shall the Shortfall Interest Rate exceed the maximum rate permitted by applicable law). If actual Expenses vary from those reported on the Expense Statement by three percent (3%) or more, Tenant shall pay Landlord’s cost of inspection and audit. Notwithstanding the foregoing, if Tenant disagrees with the determination of Landlord or its auditor as to the amount of Meet-Me Room Fees or Expenses, Tenant shall have the right to challenge such finding by a notice given to Landlord within thirty (30) days after the date on which Landlord notifies Tenant of Landlord’s or its auditor’s determination, which notice must be accompanied by a letter from an independent certified public accountant retained by Tenant supporting Tenant’s calculations. If Tenant’s accountant and Landlord’s auditor cannot agree on the amount of Meet-Me Room Fees or Expenses within fifteen (15) days after the date of Tenant’s notice challenging Landlord’s determination of Meet-Me Room Fees or Expenses, as the case may be, Landlord’s auditor and Tenant’s accountant shall appoint an independent certified public accountant to resolve which of Landlord’s or Tenant’s determination of the Meet-Me Room Fees or Expenses, as the case may be, is most accurate (failing which agreement, such independent certified public accountant shall be appointed, upon application by either party, by the American Arbitration Association, in accordance with its then rules). The finding of the accountant so appointed shall be made within thirty (30) days after the date of such appointment and shall be binding on the parties. The cost of such third accountant shall be borne by the unsuccessful party in such dispute.”
     5. As of September 1, 2004, Article 68 of the Existing Lease is hereby amended to change “twelve and one-half (12.5%) percent” in the two places where it occurs to “twelve (12%) percent,” the effect of which is to reduce the percentage on which Transport Fee Rent is based to twelve (12%) percent.
     6. Tenant agrees to reimburse Landlord, within ten (10) days after demand, for Landlord’s documented out-of-pocket legal fees and disbursements incurred in connection with the preparation and negotiation of this Agreement.
     7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.
     8. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.
     9. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission due to Broker on account of the execution of this Agreement. This Paragraph shall survive the termination of this Agreement.

     10. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     11. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     12. Tenant hereby warrants and represents that it has no knowledge, as of the date hereof, of Landlord being in default in the performance of any of its obligations under the Existing Lease, as amended by this Agreement, including, specifically, under Article 74 thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTPORT COMMUNICATIONS, LLC

By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
	Title:	Manager

FIBERNET EQUAL ACCESS, LLC

By:	/s/ Jon A Deluca
	Name:	Jon A Deluca
	Tltle:	Senior Vice President - Finance Chief Financial Officer

By its execution below, the undersigned acknowledges its consent to this Agreement.

HUDSON TELEGRAPH ASSOCIATES, L.P., a
New York limited partnership, Overlandlord

By: Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel
Name: Kenneth Carmel, Manager

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Jon A Deluca
	Name:	Jon A Deluca
	Tltle:	Senior Vice President - Finance Chief Financial Officer
Manager

SO ACKNOWLEDGED:
FIBERNET EQUAL ACCESS, LLC

By:	/s/ Jon A Deluca
Name: Jon A Deluca
Tltle: Senior Vice President - Finance Chief Financial Officer

AMENDMENT OF LEASE
     AGREEMENT dated as of October 31, 2003 between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an office at 277 Park Avenue, New York, New York 10172 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and FiberNet Telecom Group, Inc., Tenant’s predecessor, entered into an agreement of lease dated as of April 1, 2001 (the “Original Lease”) (the tenant’s interest in which was assigned to Tenant by assignment dated as of April 1, 2001) and amended by agreements dated as of January 30, 2002, November 7, 2002 and April 1, 2003 (such latter amendment being referred to as the “April 2003 Amendment”)(the Original Lease, as so amended, being referred to as the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor and a portion of the basement more particularly described in the Existing Lease in the building known as 60 Hudson Street, New York, New York; and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. The following definitions are substituted for those contained in the April 2003 Amendment:
          (A) “End Date” means the last day of the first 12-month period in which either (i) Meet-Me Room Fees plus Transport Fees equal at least $3,000,000.00, or (ii) gross revenues from operations for all FiberNet Entities combined (“FiberNet Revenues”) equal at least $37,000,000.00. Tenant shall submit to Landlord, within ten (10) business days after written request from Landlord, such financial statements and other data as may be reasonably necessary to monitor such Meet-Me Room Fees, Transport Fees and FiberNet Revenues (in addition to the records required to be submitted to Landlord under the provisions of the Original Lease); and
          (B) “CEO Event” means the failure by Michael Liss to hold and fulfill the title, responsibilities and authority of the Chief Executive Officer or Chairman of the Board of Directors of FTG, other than solely by reason of his death or disability.
     3. Tenant agrees to reimburse Landlord, within ten (10) days after demand, for Landlord’s documented out-of-pocket legal fees and disbursements incurred in connection with the preparation and negotiation of this Agreement.
     4. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.
     5. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.
     6. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission due to Broker on account of the execution of this Agreement. This Paragraph shall survive the termination of this Agreement.
     7. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     8. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTPORT COMMUNICATIONS, LLC

By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
	Title:	Manager

FIBERNET EQUAL ACCESS, LLC

By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President

By its execution below, the undersigned acknowledges its consent to this Agreement.

HUDSON TELEGRAPH ASSOCIATES, L.P., a
New York limited partnership, Overlandlord

By: Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel
Name: Kenneth Carmel, Manager

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President

AMENDMENT OF LEASE
     AGREEMENT dated as of April 1, 2003 between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an office at 277 Park Avenue, New York, New York 10172 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (‘Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and FiberNet Telecom Group, Inc., Tenant’s predecessor, entered into an agreement of lease dated as of April 1, 2001 (the “Original Lease”) (the tenant’s interest in which was assigned to Tenant by assignment dated as of April 1, 2001) and amended by agreements dated as of January 30, 2002 and November 7, 2002 (as so amended, the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor and a portion of the basement more particularly described in the Existing Lease in the building known as 60 Hudson Street, New York, New York; and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. (A) For the purposes of this Agreement, the following definitions shall apply:
               (1) “FiberNet Entity” means each of Tenant, FiberNet Telecom Group, Inc. (“FTG”) and their respective direct or indirect subsidiaries (“subsidiary” for this purpose meaning any entity in which Tenant or FTG has a direct or indirect equity interest of at least 50%);
               (2) “FiberNet Entity Agreement” means any material agreement to which any FiberNet Entity is a party in the capacity of borrower or debtor;
               (3) “FiberNet Event of Default” means the occurrence of an “Event of Default” on the part of a FiberNet Entity under and as defined in a FiberNet Entity Agreement, or (if the term “Event of Default” is not defined in any such FiberNet Entity Agreement) the occurrence of any default on the part of a FiberNet Entity under such FiberNet Entity Agreement which continues after the giving of any required notice and the lapse of any applicable cure period provided for in such FiberNet Entity Agreement;
               (4) “CEO Event” means the failure by Michael Liss to hold and fulfill the title, responsibilities and authority of the Chief Executive Officer of FTG, other than solely by reason of his death or disability;
               (5) “Abatement Default” means the occurrence of (i) a default under the Lease which continues after any applicable notice and/or cure period, (ii) a FiberNet Event of Default, or (iii) a CEO Event; and
               (6) “End Date” means the last day of the first 12-month period in which either (i) Meet-Me Room Fees plus Transport Fees equal at least $1,800,000.00, or (ii) gross revenues from operations for all FiberNet Entities combined (“FiberNet Revenues”) equal at least $37,000,000.00. Tenant shall submit to Landlord, within ten (10) business days after written request from Landlord, such financial statements and other data as may be reasonably necessary to monitor such Meet-Me Room Fees, Transport Fees and FiberNet Revenues (in addition to the records required to be submitted to Landlord under the provisions of the Original Lease).
          (B) Tenant represents that there is no FiberNet Entity Agreement presently existing other than the Amended and Restated Credit Agreement, as amended, among FiberNet Operations, Inc., Devnet L.L.C., Deutsche Bank AG New York Branch, as Administrative Agent, et al. (the “DB Agreement”), a true copy of which Tenant represents has been furnished to Landlord. Tenant covenants that it will (i) advise Landlord whenever it files a report on Form 10K, 10Q or 8K with the Securities and Exchange Commission at the same time such report is so filed, (ii) notify Landlord of any FiberNet Event of Default promptly after the occurrence thereof, simultaneously furnish Landlord with a copy of any notice initiating such FiberNet Event of Default, and provide to Landlord a copy of any publicly filed report in connection therewith at the same time such report is filed, (iii) provide copies of any Non-Confidential material amendments to the DB Agreement promptly after the execution thereof, and (iv) notify Landlord of any additional FiberNet Entity Agreements or amendments to any thereof and promptly provide Landlord with copies thereof, to the extent Non-Confidential. “Non-Confidential” means any agreement which is publicly filed or which is not made confidential by its own commercially reasonable terms.
          (C) The occurrence of a FiberNet Event of Default or a CEO Event prior to the End Date shall, at Landlord’s option, constitute an immediate default under the Lease, as to which there shall be no notice required nor any opportunity to cure on Tenant’s part, and which shall permit Landlord immediately to exercise all rights it may have pursuant to Articles 17 or 18 of the Lease or otherwise available to Landlord pursuant to the Lease or at law or in equity or by statute.
          (D) Provided and upon condition that no Abatement Default occurs, then, for the period beginning as of April 1, 2003 and continuing until the End Date, Fixed Rent (not including Fixed Rent for the Basement Space, which is not being reduced) shall be as set forth in subparagraph (E) below. At such time as the End Date or an Abatement Default occurs, then, at Landlord’s option, (i) Fixed Rent (not including Fixed Rent for the Basement Space) shall immediately be increased to its original amount as set forth in the Original Lease from and after the occurrence of the End Date or such Abatement Default, and (ii) Tenant shall, within five (5) business days after the occurrence of an Abatement Default, pay to Landlord the lesser of $2,000,000.00 or the aggregate amount of the reductions in Fixed Rent theretofore taken by Tenant pursuant to this Paragraph. Tenant acknowledges that it is of the utmost importance to Landlord and the well-being of the other tenants of the Building utilizing the Meet-Me Room that the current chief executive officer of FTG maintain his leadership role over the FiberNet Entities and that the FiberNet Entities maintain their financial stability; that the provisions of this subparagraph were a material inducement to Landlord to enter into this Agreement; that the failure of the current chief executive officer of FTG to maintain his leadership role and/or of FiberNet to maintain its financial stability will cause Landlord material and substantial damage which cannot easily be calculated; and that therefore the provisions of this subparagraph are fair and reasonable.
          (E) Fixed Rent (not including Fixed Rent for the Basement Space) shall be as set forth below for the period from April 1, 2003 (which is the first day of Year 3) until the End Date, subject, however, to the provisions of subparagraph 2(D):

Period	Fixed Rent (per annum)
Year 3	$1,078,992.00
Year 4	$1,105,967.00
Year 5	$1,133,616.00
Year 6	$1,161,956.00
Year 7	$1,191,005.00
Year 8	$1,220,780.00
Year 9	$1,251,300.00
Year 10	$1,282,582.00
Year 11	$1,314,647.00
Year 12	$1,347,513.00
Year 13	$1,381,201.00
Year 14	$1,415,731.00
Year 15	$1,451,124.00
     3. In lieu of Percentage Rent for the period beginning on April 1, 2003 and ending on the End Date (or the date on which Fixed Rent is restored to the amount payable under the Original Lease pursuant to subparagraph 2(D)), Tenant will pay to Landlord fifty (50%) percent of the Meet-Me Room Fees received by Tenant which are allocable to such period. Payments under this Paragraph will be due and payable quarterly in arrears within forty-five (45) days following the end of each calendar quarter. The provisions of Article 67 of the Original Lease regarding reports, record-keeping, audits and interest on incorrect payments shall be applicable to payments due under this Paragraph. On the day immediately following the End Date (or the date on which Fixed Rent is restored to the amounts payable under the Original Lease pursuant to subparagraph 2(D)), all provisions of Article 67 of the Original Lease shall once again apply. The provisions of Article 68 of the Original Lease shall continue to apply from and after April 1, 2003 and shall not be affected by this Agreement except to the extent provided in Paragraph 4.
     4. Notwithstanding anything to the contrary contained herein or in the Existing Lease, Landlord may elect, upon notice to Tenant, to defer payment of any amounts becoming due under Articles 67 and 68 of the Original Lease or under Paragraph 3 of this Agreement, which amounts shall nonetheless be considered to be accrued additional rent covered by the provisions of the Lease applicable to the Security Deposit. Amounts deferred at the option of Landlord shall not bear interest during the period of the Landlord-initiated deferral.
     5. Tenant acknowledges that it has no present right to reduce the amount of the Security Deposit below its current level of $4,350,000.00. Tenant will be permitted to reduce the amount of the Security Deposit to $3,500,000.00 at such time as (i) it has completed and fully paid for the entire construction and equipping of the Meet-Me Room and has obtained all required permits and approvals therefor, (ii) the Meet-Me Room is fully operational, and (iii) there are no liens filed with respect to such work; provided that (x) as of the date of reduction, no Abatement Default had occurred (after the date of this Agreement) and (y) on such date no monetary or material non-monetary default exists under the Lease. Notwithstanding the provisions of Section 60(B) of the Original Lease, in no event shall the Security Deposit be reduced below $3,500,000.00.
     6. (A) In consideration for the Fixed Rent reductions provided for in this Agreement, Article 72 of the Original Lease is deleted in whole and the following is substituted therefor:
     “72. Landlord’s Right To Terminate Lease
          (A) Landlord shall have the right, at any time, for any reason or for no reason, at its sole discretion, by giving notice (the “Termination Notice”) to Tenant, to terminate this lease as set forth in this Article with the same effect as if the effective date of such termination were the Expiration Date. The right contained in this Article is in addition to, and not a replacement for, Landlord’s rights to terminate this lease elsewhere provided for herein by reason of Tenant’s default or otherwise. If Landlord exercises its right to terminate this lease under this Article, Tenant shall, on or before the Termination Date (as hereinafter defined), vacate and surrender possession of the demised premises and all trade fixtures, equipment and personal property therein (the “Internal MMR Equipment”) to Landlord in good order and condition (except for reasonable wear and tear and damage caused by casualty not required by this lease to be repaired by Tenant), and also including, unless and to the extent Landlord otherwise specifies in the Termination Notice, the right to use, as provided in Section (C), those trade fixtures, equipment and other personal property located anywhere in the Building (including on the roof or set-backs thereof), but not in the demised premises, that are required to operate the demised premises as a Meet-Me Room (collectively, the “External MMR Equipment”), which delivery and right to use shall be free and clear of all liens, encumbrances, rights, privileges, tenancies, occupancies and rights of occupancy of any kind whatsoever (other than Meet-Me Room Licenses). The External MMR Equipment does not include any equipment located in or servicing the space subject to the 19th Floor Lease that is not necessary to operate the demised premises as a Meet-Me Room in the manner in which it was being operated by Tenant prior to delivery of the Termination Notice. In addition, unless and to the extent Landlord otherwise specifies in the Termination Notice, Tenant shall unconditionally assign (or cause to be assigned) to Landlord all Meet-Me Room Licenses and other agreements to which it or any Provider may be a party relating to the demised premises. Tenant will also deliver to Landlord original counterparts of all such assigned Meet-Me Room Licenses and other agreements and originals or photocopies of all relevant correspondence. Tenant shall pay to Landlord, promptly after the amount thereof has been determined, the amount of any Meet-Me Room Fees and Transport Fees under Meet-Me Room Licenses and other agreements so assigned to Landlord that are allocable to any period after the Termination Date.
          (B) Landlord’s right to terminate this lease pursuant to this Article shall be subject to the following conditions:
               (1) In order to terminate this lease pursuant to this Article, Landlord shall deliver the Termination Notice to Tenant specifying the effective date of the termination (the ‘Termination Date”), which Termination

Date shall be not less than ninety (90) days after the date of the Termination Notice.
               (2) Notwithstanding anything to the contrary contained in this Article, Landlord’s right to terminate this lease pursuant to this Article shall be effective only so long as either (a) at least one of Kenneth Carmel, Robert Getreu, Richard Czaja and Gregg Wolpert control, whether by contract or ownership, the management and operation of the Building, or (b) such right is exercised by a mortgagee or purchaser at foreclosure who has succeeded to the interest of Landlord.
          (C) If Landlord elects to require that Tenant permit Landlord to use any External MMR Equipment, then Landlord shall have the exclusive use thereof for up to nine (9) months after the Termination Date, at no charge.
          (D) In addition to use of the External MMR Equipment as above provided, Landlord shall have the right to maintain and to use, with no limitation as to time, through Tenant’s or its Provider’s conduit, all interconnections to and from the demised premises that are in existence as of the Termination Date; provided, however, that Landlord’s right to use, free of charge, the fiber infrastructure installed pursuant to the 19th Floor Lease, as approved by Landlord, shall be limited to nine (9) months after the Termination Date.
          (E) Between the date of the Termination Notice and the Termination Date, Tenant will continue to operate the demised premises in the ordinary course of business and in good faith in the same fashion as it would have done had Landlord not terminated this lease.
          (F) If Landlord elects to terminate this lease pursuant to this Article and either continues operation of the Meet-Me Room itself or leases or licenses the operation thereof to a third party, it will permit Tenant to retain the use of up to 100 square feet to the extent being used by Tenant in the conduct of its business as of the date of the Termination Notice, for which Tenant shall pay the same rate charged to other Meet-Me Room users. In addition, Landlord will not refuse in a discriminatory manner to permit Tenant to use other Meet-Me Room Services and facilities from and after the Termination Date.
          (G) Within thirty (30) days after the later of the Termination Date and Tenant’s surrender of possession of the demised premises in accordance with this Article, Landlord will return to Tenant any balance of the Security Deposit to which Tenant is entitled pursuant to this lease.”
          (B) If the End Date occurs and Tenant timely pays Fixed Rent in accordance with the Original Lease for two (2) years thereafter then, upon the end of such two-year period, provided that (x) as of such date, no Abatement Default had occurred (after the date of this Agreement) and (y) on such date no monetary or material non-monetary default exists under the Lease, Article 72 of the Original Lease shall thereupon be reinstated and the provisions of subparagraph (A) of this Paragraph 6 shall be void and of no further effect.
     7. Tenant agrees to reimburse Landlord, within ten (10) days after demand, for (i) Landlord’s documented out-of-pocket legal fees and disbursements incurred in connection with the preparation and negotiation of this Agreement, and (ii) Landlord’s documented out-of-pocket expenses incurred to confirm that there are no liens of record with respect to work contracted for or on behalf of Tenant, not to exceed $20,000.00 in the aggregate.
     8. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.
     9. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.
     10. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission due to Broker on account of the execution of this Agreement. This Paragraph shall survive the termination of this Agreement.
     11. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     12. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
[balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTPORT COMMUNICATIONS, LLC
By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
	Title:	Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President
By its execution below, the undersigned acknowledges its consent to this Agreement.

HUDSON TELEGRAPH ASSOCIATES, L.P., a New York limited partnership, Overlandlord
By:	Sixty Hudson Management LLC

By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel, Manager
By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President

Westport Communications, LLC
277 Park Avenue
New York, New York 10172
As of April 1, 2003
BY HAND
FiberNet Equal Access, LLC
570 Lexington Avenue
New York, NY 10022
     Re: 60 Hudson Street, New York, NY - “Meet-Me Room” Lease
Dear Sir/Madam:
     Reference is made to the lease amendment (the “Amendment”) between Westport Communications LLC (“Westport”) and FiberNet Equal Access, LLC being executed simultaneously herewith. Please acknowledge by signing a duplicate copy of this letter where indicated below and returning it to the undersigned that if The Bank of New York asserts that it has the right to consent to the Amendment and that such consent is denied, we shall have the right to declare, upon notice to you, that the Amendment is null and void ab initio as if it had never been made. At your request and at your expense, we will use reasonable efforts to dispute The Bank of New York’s assertion and retain the viability of the Amendment provided that in our good faith judgment such position would not jeopardize our relationship with The Bank of New York or the good standing of our loan.

Very truly yours, WESTPORT COMMUNICATIONS, LLC
By:	Sixty Hudson Management LLC

By:	/s/ Kenneth Carmel
Name: Kenneth Carmel Manager

SO ACKNOWLEDGED: FIBERNET EQUAL ACCESS, LLC
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President

AMENDMENT OF LEASE
     AGREEMENT dated as of this 7th day of November, 2002 between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an office at 277 Park Avenue, New York, New York 10172 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and FiberNet Telecom Group, Inc., Tenant’s predecessor, entered into an agreement of lease dated as of April 1, 2001 (the tenant’s interest in which was assigned to Tenant by assignment dated as of April 1, 2001 and amended by agreement (the “First Amendment”) dated as of January 30, 2002 (as so amended, the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor more particularly described in the Lease in the building known as 60 Hudson Street, New York, New York (“Building”); and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. (A) Landlord has approved the water-cooled supplemental air conditioning system with a capacity of ninety (90) tons (the “Supplemental System”) installed by Tenant. Subject to all applicable provisions of the Lease (including specifically, but without limitation, Article 27), Landlord agrees to reserve for Tenant’s use the condenser water necessary to operate the Supplemental System.
          (B) Commencing as of May 1, 2002, Tenant shall pay Landlord a charge in the initial amount of $90,000.00 ($1,000.00 per ton) per annum (“Condenser Water Charge”) for condenser water reserved for Tenant’s use pursuant to subparagraph (A) hereinabove. On January 1, 2003, and on each January 1 thereafter throughout the Term, the Condenser Water Charge will increase by two and one-half (2-l/2%) percent of the Condenser Water Charge in effect on the immediately preceding day. The Condenser Water Charge shall be paid in twelve (12) equal monthly installments, on the first day of each month during the Term, as additional rent.
          (C) Tenant shall, at its expense, make all necessary repairs and perform all necessary maintenance work to maintain the Supplemental System in working order and condition.
     3. The parties acknowledge and agree that the incorrect space was identified as the Basement Space in the Existing Lease. Consequently, the space shown cross-hatched on Exhibit A annexed hereto, located in the basement of the Building, is hereby substituted for the space shown on Exhibit J to the Existing Lease. Fixed Rent for the Basement Space remains as set forth in the Existing Lease.
     4. Landlord acknowledges receipt of (i) Fixed Rent payable pursuant to the Lease to and including April 30, 2002 (not including Fixed Rent for the Basement Space) and (ii) all additional rent payable pursuant to the Lease that has been billed to date except for arrears in the aggregate amount of $33,647.05 as set forth in Exhibit B annexed hereto. By check subject to collection being delivered simultaneously herewith, Tenant is paying such arrears and Fixed Rent for the Basement Space payable to and including April 30, 2002 in the amount of $10,025.00 (for a total of $43,672.05).
     5. Tenant has delivered to Landlord original counterparts of lien waivers with respect to all construction theretofore performed by or on behalf of Tenant in the Building (including, without limitation, Phase 1) with the exception of O’Hara Contracting. Tenant covenants that it will obtain a bond protecting Landlord against any mechanics lien filed by O’Hara Contracting.
     6. Provided and upon condition that no default on Tenant’s part shall occur which continues after any applicable notice and/or cure period, Fixed Rent for Year 2 (not including Fixed Rent for the Basement Space, which is not being reduced) shall be reduced to $1,052,675.00 per annum. If after the date of this Agreement a default exists which is not cured within the applicable notice and/or cure period, then (i) Fixed Rent for Year 2 shall immediately retroactively be increased to its original amount of $4,202,675.00 per annum (not including Fixed Rent for the Basement Space), and (ii) Tenant shall within five (5) business days pay to Landlord any Fixed Rent in arrears by reason of such retroactive increase.
     7. In lieu of Percentage Rent and Transport Fee Rent for the three-month period beginning January 1, 2003 and ending on March 31, 2003, Tenant will pay to Landlord one-half (1/2) of the Meet-Me Room Fees and twelve (12%) percent of the Transport Fees received by Tenant which are allocable to such three-month period. Payments under this Paragraph will be due and payable monthly in arrears on or before the last day of the succeeding month. The provisions of Articles 67 and 68 of the Existing Lease regarding reports, record-keeping, audits and interest on incorrect payments shall be applicable to payments due under this Paragraph.
     8. Tenant hereby waives its right to the scheduled $1,000,000.00 reduction in the Security Deposit pursuant to clause (x) of Section 60(B) of the Existing Lease (which Landlord acknowledges Tenant has met the conditions to receipt of), and authorizes and directs Landlord to make partial draws upon the Letter of Credit (or to apply the Security Deposit, if the Security Deposit is not in the form of a Letter of Credit) to pay (i) Fixed Rent first becoming due under the Lease with respect to the period beginning May 1, 2002 and ending March 31, 2003 and (ii) $75,000 to reimburse Landlord for one-half of the reasonable out-of-pocket cost of Landlord’s Work, which Tenant acknowledges is due and owing to Landlord. In no event shall Landlord apply more than $1,000,000.00 of the Security Deposit pursuant to this Paragraph 8, but this sentence shall not serve to limit Landlord’s right to draw upon the Letter of Credit or apply the Security Deposit as otherwise provided in the Lease. All amounts owing under the Lease not paid out of the Security Deposit shall be paid by Tenant to Landlord when due. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to replenish the Security Deposit with respect to applications of the Security Deposit made pursuant (but only made pursuant) to this Paragraph 8.
     9. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.
     10. Except as amended by this Agreement, the Existing Lease and all covenants,

2

agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.
     11. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission due to Broker on account of the execution of this Agreement. This Paragraph shall survive the termination of this Agreement.
     12. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     13. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     14. Landlord and Fibernet Telecom Group, Inc. were parties to the First Amendment notwithstanding that at the time the First Amendment was executed, the tenant’s interest in the Lease had been assigned to Tenant. Tenant and Landlord hereby ratify and confirm the First Amendment as if they had been the parties thereto.

3

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WESTPORT COMMUNICATIONS, LLC
By:
Name:
Title:

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President
By its execution below, the undersigned acknowledges its consent to this Agreement.

HUDSON TELEGRAPH ASSOCIATES, L.P., a New York limited partnership, Overlandlord
By:	Sixty Hudson Management LLC

By:
	Name:	, Manager
By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the First Amendment jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Michael S. Liss
	Name:	Michael S. Liss
	Title:	President

4

AMENDMENT OF LEASE
     AGREEMENT dated as of this 30th day of January, 2002 between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an office at 277 Park Avenue, New York, New York 10172 (“Landlord”), and FIBERNET TELECOM GROUP, INC., a Delaware corporation, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant entered into an agreement of lease dated as of April 1, 2001 (the “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the ground floor more particularly described in the Lease in the building known as 60 Hudson Street, New York, New York (“Building”); and
     WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, Landlord and Tenant agree that the Existing Lease is hereby modified as follows:
     1. All defined terms used herein shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Agreement and as the same may be hereafter amended, is hereinafter referred to as the “Lease”.
     2. Section 66(A)(2) of the Existing Lease is hereby amended by adding the following:
“Notwithstanding anything to the contrary herein contained, Tenant shall have the right to add language to the Meet-Me Room License granting the licensee the right without the obligation of obtaining Tenant’s or Landlord’s prior approval to assign or transfer such Meet-Me Room License to (i) any party controlling, controlled by or under common control with the licensee (“control” and its variants meaning ownership of more than fifty percent (50%) of the equity interests in the party in question), (ii) any purchaser of all or substantially all of the licensee’s assets, (iii) any entity that is a successor to the licensee either by merger or consolidation, provided, however, that (x) the net worth of the entity constituting the licensee after the consummation of the transaction in question is not less than that of the licensee immediately prior thereto, and (y) that the entity constituting the licensee after the consummation of the transaction in question has experience in the telecommunications industry at least equal to that of the licensee immediately prior thereto, and (z) the entity constituting the licensee after the consummation of the transaction in question is not an entity, or affiliated with an entity, with respect to which Landlord theretofore denied approval of the issuance of a Meet-Me Room License. The licensee shall be required to deliver to Landlord and to Tenant copies of all documentation relevant to the transaction in question, as well as substantiation of the satisfaction of conditions set forth in this paragraph reasonably satisfactory to Landlord, within ten (10) days after the effective date of such transaction. If Landlord approves any Meet-Me-Room License with the above referenced or similar language, Tenant shall have no further obligation to secure Landlord’s prior approval with respect to any assignment or transfer of such Meet-Me Room License to a qualifying assignee or transferee.”
     3. Section 66(B) of the Existing Lease is hereby amended by striking the second sentence thereof and replacing such sentence with the following:
“Notwithstanding anything to the contrary herein contained, Tenant shall have the right to perform reasonable advertising and to utilize reasonable promotional materials relating to the demised premises without the prior approval of Landlord. Additionally, Tenant shall have the right to add language to the Meet-Me-Room License granting the licensee the right to perform reasonable advertising and to utilize reasonable promotional materials related to the demised premises without the prior approval of Tenant or Landlord. In each such case all such advertising and promotional materials must be accurate in all respects and not misleading when taken as a whole, particularly with respect to the role of Tenant as operator of the Meet-Me Room as opposed to as owner of the Building and with respect to the role of the licensee as licensee and not as owner of the Building or operator of the Meet-Me Room.”
     4. Except as modified by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so modified, is hereby ratified and confirmed.
     5. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.
     6. This Agreement may not be challenged orally, but only by a writing signed by the party against whom enforcement is sought.
     7. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery hereof.

Illegible

WESTPORT COMMUNICATIONS, LLC

By:
Name:
Title:

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

By its execution below, the undersigned acknowledges its consent to this Agreement.

HUDSON TELEGRAPH ASSOCIATES, L.P., a New York limited partnership, Overlandlord

By: Sixty Hudson Management LLC

By:
Name: , Manager

ASSIGNMENT AND ASSUMPTION OF LEASE

The parties agree as follows:

Date:	As of April, 2001
Parties:	Assignor:	FiberNet Telecom Group, Inc.
	Address:	570 Lexington Avenue, New York, NY 10022

	Assignee:	FiberNet Equal Access, L.L.C.
	Address:	570 Lexington Avenue, New York, NY 10022

If there are more than one Assignor or Assignee, the words “Assignor” and “Assignee” shall include them.

Lease	The Lease which is assigned herein is identified as follows:
assigned:	Landlord:	Westport Communications, LLC
	Tenant:	FiberNet Telecom Group, Inc.
	Date:	As of April 1, 2001 Premises: 60 Hudson Street, 1st Floor

(This lease was recorded on in the office of the of the County of in liber of conveyances, at page )

Consideration:	Assignor has received One dollar ($1.00)

And other good and valuable consideration for this Assignment.

Assignment:	As of April 1, 2001, Assignor assigns to the Assignee all the Assignor’s right, title and interest in a) the Lease and b) security deposit, if any, stated in the Lease.

Assumption:	Assignee agrees to pay the rent promptly and perform all of the terms of the Lease as of the date of this Assignment. Assignee assumes full responsibility for the Lease as if Assignee signed the Lease originally as Tenant.

Indemnity:	As of April 1, 2001, Assignee agrees in indemnify and hold Assignor harmless from any legal actions, damages and expenses, including legal fees that the Assignor may incur arising out of the Lease.

Benefit to	Assignee agrees that the obligations assumed shall benefit the landlord named in the Lease as well as the Assignor.
landlord:

Assignor’s statements:	Assignor states that Assignor has the right to assign this Lease and that the premises are free and clear of any judgments, executions, liens, taxes and assessments.

Assignee’s	Assignee states that Assignor has read the Lease and received the original or an exact copy of the Lease.
statement:

Successors:	This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or Assignee.

Margin	The margin headings are for convenience only.
Headings:

Signatures:	The Assignor and Assignee have signed this Assignment as of the date at the top of the first page.

ASSIGNOR FiberNet Telecom Group, Inc.

/s/ Michael Liss

	Name:	Michael Liss
	Title:	President

WITNESS	ASSIGNEE FiberNet Equal Access, LLC

/s/ Illegible	/s/ Michael Liss

	Name:	Michael Liss
	Title:	President

State of New York, County of New York ss:	State of New York, County of ss:

On 1st April 2001 before me, the undersigned, personally appeared Michael Liss personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
On before me, the undersigned, personally appeared
The subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being duly sworn, did depose and say that he/she/they reside(s) in (if the place of residence is in a city, include the secret and street number, if any, thereof):

/s/ Sheila M. Denton

(Signature and office of individual taking acknowledgment)	that he/she/they know(s)

SHEILA M. DENTON NOTARY PUBLIC, State of New York No. 30-4523500 Qualified in Nassau County Commission Expires 9/30/2002	to be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was (were) present and saw said execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto.
( if taken outside New York State insert city or political subdivision and state or county or other place acknowledgement) And that said subscribing witness(es) made such appearance before the undersigned in

(signature and office of individual taking acknowledgment)

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.
Agreement of Lease, made as of the 1st day of April, 2001, between WESTPORT COMMUNICATIONS, LLC, a Delaware limited liability company, having an address at 277 Park Avenue, New York, New York 10172 (“Owner” or “Landlord”) and FIBERNET TELECOM GROUP, INC., a Delaware corporation, having an address at 570 Lexington Avenue, New York, New York 10022 (“Tenant”)
W I T N E S S E T H:
     Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the ground floor as shown hatched on Exhibit A annexed hereto (the “premises” or “demised premises”) in the building known as 60 Hudson Street (the “Building” or “building”), in the Borough of Manhattan, City of New York, for the term (the “Term”) of fourteen (14) years and nine (9) months, to commence as of April 1, 2001 (the “Commencement Date”), and to expire on December 31, 2015 (the “Expiration Date”) (or until such Term shall cease and expire as hereinafter provided), at the fixed annual rental rate (the “Fixed Rent”) set forth in Article 41, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate [Insert 1], without any set off or deduction whatsoever, except that Tenant shall pay the first                      monthly installment(s) on the execution hereof (unless this lease be a renewal).
     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent Occupancy:	1. Tenant shall pay the rent as above and as hereinafter provided.

2. Tenant shall use and occupy the demised premises for general office purposes, and, to the extent permitted by the certificate of occupancy for the Building, for telecommunications facilities and ancillary uses, and for no other purpose.

Tenant Alterations:	3. [Insert 2] If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within [Insert 2a] days thereafter, at Tenant’s expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner, at Tenant’s expense. [Insert 3]

Maintenance and Repairs:	4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good

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working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:	5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:	6. Prior to the commencement of the lease term, if Tenant is then in possession and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises, or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s

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satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and

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maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:	7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:	8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees, tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened, or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the negligence [Insert 4] of the Tenant, Tenant’s agents, contractors, employees, invitees, or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. [Insert 5] In case any action or proceeding is brought against [Insert 6] by reason of any such claim, [Insert 7] upon

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written notice from [Insert 8], will, at [Insert 9] expense, resist or defend such action or proceeding by counsel approved by [Insert 8] in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:	9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with

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Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. [Insert 10] Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provision of this article shall govern and control in lieu thereof.

Eminent Domain:	10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:	11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver o this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on

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the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:	12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers of wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:	13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. [Insert 11] Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours [Insert 12] for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or [Insert 13] forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom Owner may

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immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:	14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if and such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:	15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. [Insert 14]

Bankruptcy:	16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor [Insert 15] or (2) the making by Tenant of an assignment of any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall therefore be entitled to possession of the premises demised but shall forthwith quit and surrender to premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

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(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

Default:	17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become [Insert 16]; or if any execution or attachment shall be issues against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other then Tenant; or if this lease be rejected under (S)325 of Title 11 of the U.S. Code (bankruptcy code); then, in any one or more such events, upon Owner serving a written [Insert 17] days notice upon Tenant specifying the nature of said default and upon the expiration of said [Insert 17] days, if tenant shall have failed to comply with or remedy such default, or if the said default or omission complained or shall be of a nature that the same cannot be completely cured or remedied within said [Insert 17] day period, and if Tenant shall not have diligently commenced curing such default within such [Insert 17] days period, and shall not thereafter with reasonable diligence and in good faith, proceed to

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remedy or cure such default, then Owner may serve a written [Insert 18] days notice of cancellation of this lease upon Tenant, and upon the expiration of said [Insert 18] days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such [Insert 18] day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required [Insert 19] then and in any such events Owner may, without notice, re-enter the demised premises either by force or otherwise [Insert 20], and dispossess tenant by summary proceedings or otherwise [Insert 20], and the legal representative of tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:	18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less that or exceed the period which would otherwise have constituted the balance of the term of this lese and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let to premises or any part thereof shall not release of effect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said

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deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any moth shall not be prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for purposes or re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In no event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:	19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the forgoing or in connection with any default by Tenant in the covenant to pay rent hereunder [Insert 21], makes any expenditures or incurs any obligations for

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the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting of defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to tenant therefor. If Tenant’s lease term shall have expired at the time of making such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:	20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known [Insert 22]. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements, Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants. [Insert 23]

No Representations by Owner:	21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provision of this lease. Tenant has inspected the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part where in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely

13

expresses the agreement between Owner and Tenant and executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modifications, discharge or abandonment is sought.

End of Term:	22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on a Sunday, this lease shall expire on non on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quite Enjoyment:	23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:	24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the hold-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other that then demised premises prior to the date specified as the

14

commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law. [Insert 23a]

No Waiver:	25. The failure of [Insert 23b] to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach an no provision of this lease shall be deemed to have been waived by [Insert 23b] unless such waiver be in writing signed by [Insert 23c]. No payment by Tenant or receipt by Owner of a lesser amount then the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the leases and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:	26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy, It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a

15

summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to perform:	27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or in unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but no limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:	28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known resident address or business address of Tenant or left at any of the aforementioned premises addressed to Tenant, and the time of the renditions of such bill of statement and of the giving of such notice or communications shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. [Insert 24] Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:	29. [Insert 25] Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumed water for any other purpose or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense which Tenant shall thereafter maintain at Tenant’s expense in good

16

working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) the demised premises are to kept clean by Tenant, at Tenant’s sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, electric, power systems or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease of the obligation of Tenant hereunder.

Captions:	30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease not the intent of any provisions thereof.

Definitions:	31. The term “Office”, or “offices” wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the partied or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical

17

legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days observed by the State of Federal Government as legal holidays and those designated as holidays by the applicable building service union employees services contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably [Insert 25a] delayed.

Adjacent Excavation-Shoring:	32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:	33. Tenant and Tenant’s services, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time [Insert 26]. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule and Regulation upon tenant’s part shall be deemed waived unless the same shall be asserted by services of a notice, in writing upon Owner within [Insert 27] days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its tenants, employees, agents, visitors or licensees.

Security:	34. Tenant has deposited with Owner the sum of $ * as security for the faithful performance and observance by Tenant

*	$5,350,000.00 (the “Security Deposit”)

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of the terms, provisions and conditions of this lease; it is agreed that in the event tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rental and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer as assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:	35. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so specifying each such default.

Successors and Assigns:	36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building; for the satisfaction of Tenant’s remedies

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for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder; and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.
     In Witness Whereof, Owner and Tenant have respectfully signed and sealed this lease as of the day and year first above written.

Witness for Owner:	WESTPORT COMMUNICATIONS, LLC

	By:	Sixty Hudson Management LLC

		Name:	, Manger

Witness for Tenant:	FIBERNET TELECOM GROUP, INC.
By:

Name:
Title:
Employer ID No.:
ACKNOWLEDGEMENTS

CORPORATE OWNER	CORPORATE TENANT
STATE OF NEW YORK, ss.:	STATE OF NEW YORK, ss.:
County of	County of

     On this             day of                       , 20     , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the                       of                       the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order by the Board of Directors of said corporation, and that he signed his name thereto by like order.
On this day of , 20 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the of the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order by the Board of Directors of said corporation, And that he signed his name thereto by like order.

INDIVIDUAL OWNER	INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:	STATE OF NEW YORK, ss.:
County of	County of

     On this             day of                       , 20     , before me personally came to be known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.
On this day of , 20 , before me personally came to be known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

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IMPORTANT — PLEASE READ
     RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.
1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or under for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or other in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.
2. The water and wash closets and plumbing fixtures shall not be used for any purposes other then those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors shall have caused it.
3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
4. No awning or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.
6. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deaden felt shall be first affixed to the

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floor, by a paste or other material, soluble in water, the use of cement of other similar adhesive material being expressly prohibited.
7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. [Insert 28] Each tenant must upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the even of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.
8. Freight, furniture, business equipment, merchandise and bulky material of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reverses the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which there Rules and Regulations are a part.
9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same. [Insert 29]
10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests same in writing. Each Tenant shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.
11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s [Insert 30] opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
12. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from the demised premises.
14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours and Owner may designate.
15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense to comply with all present and future laws, orders and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash

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shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law, or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.
[STANDARD FORM OF LEASE CAPTION]

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INSERTS TO LEASE DATED AS OF APRIL 1, 2001 BETWEEN
WESTPORT COMMUNICATIONS LLC, AS LANDLORD, AND
FIBERNET TELECOM GROUP, INC., AS TENANT
1. in writing
2. See Article 54.
2a. sixty (60)
3. Notwithstanding anything to the contrary contained herein, Tenant shall be obligated to remove any particular Alteration only if and to the extent that (i) such Alteration is structural, and (ii) Landlord advised Tenant in writing at the time it approved such Alteration that such Alteration must be removed at the expiration or earlier termination of the Term. Tenant shall, in connection with its removal of Alterations, also restore any damage resulting from such removal. Landlord agrees that Tenant will not be required to restore the core drillings for the installation of dark fiber and related conduit identified as such on its plans for its initial Alterations, as approved by Landlord.
4. or wilful misconduct
5. Subject to Articles 47 and 73, Landlord shall indemnify and save harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Landlord or Landlord’s agents or employees of any covenant or condition of this lease (except as expressly set forth in this lease), or the negligence or wilful misconduct of Landlord or Landlord’s agents or employees. The indemnification obligation of Tenant and Landlord, respectively, in this Article shall exclude consequential damages.
6. either party
7. the other party
8. the first party
9. the second party’s
10. See Article 73.
11. In performing any such repairs, replacements and improvements, Landlord shall use reasonable efforts to minimize its interference with Tenant’s permitted use of the demised premises.
12. and upon reasonable notice
13. , in the event of an emergency,
14. Landlord represents that a true copy of the certificate of occupancy for the Building is annexed hereto as Exhibit B.
15. which, if involuntary, is not stayed or dismissed within 90 days after the commencement thereof
16. abandoned
17. thirty (30)
18. ten (10)
19. and such default in payment is not cured within ten (10) days after written notice from Landlord
20. in accordance with law
21. after any applicable notice and cure period
22. Any such changes shall not materially adversely affect Tenant’s use and occupancy of, or access to, the demised premises .
23. In performing such work, Landlord shall use reasonable efforts to minimize its interference with Tenant’s permitted use of the demised premises.
23a. See Article 50.
23b. either party
23c. such party
24. Copies of any notice (not including invoices) to Tenant shall be sent in like manner to Mintz,

Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York 10017, Attn: Gordon Caplan, Esquire.
25. Throughout the Term,
25a. conditioned or
26. reasonably adopt and uniformly enforce with respect to telecommunications tenants and that are not inconsistent with this lease and do not unreasonably interfere with Tenant’s use of the demised premises as permitted hereby. Landlord agrees to act reasonably in its application of the Rules and Regulations.
27. sixty (60)
28. unless Tenant supplies Landlord with a key therefor.
29. The foregoing shall not prohibit Tenant’s marketing Meet-Me Room Services (as hereinafter defined) to the other tenants in accordance with this lease.
30. good faith

-ii-

RIDER TO LEASE DATED AS OF APRIL 1, 2001 BETWEEN
WESTPORT COMMUNICATIONS LLC, AS LANDLORD, AND
FIBERNET TELECOM GROUP, INC., AS TENANT
     If and to the extent that any of the provisions of this rider conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in this rider, the provisions of this rider shall prevail.
37. Definitions
     The following terms contained in this Article 37 shall have the meanings hereinafter set forth as such terms are used throughout this lease, including the exhibits, schedules and riders hereto (if any).
     (A) “Base Tax Year” shall mean the tax fiscal year July 1, 2000 to June 30, 2001.
     (B) “Base Year Taxes” shall mean the Real Estate Taxes as finally determined for the Base Tax Year.
     (C) “Subsequent Tax Year” shall mean any tax fiscal year commencing on or after July 1, 2001.
     (D) “Tenant’s Proportionate Share” shall mean 1.88%. Landlord and Tenant, each having made such investigation as they respectively deemed necessary, acknowledge and agree that, for all purposes of this lease, the demised premises shall be deemed to contain 15,800 rentable square feet, and the Building shall be deemed to contain 840,000 rentable square feet. Tenant acknowledges that Landlord is making no representation as to the accuracy of the foregoing square footages.
     (E) “Broker” shall mean Williams Real Estate Co. Inc.
     (F) “Law” shall mean any law, rule, order, ordinance, regulation or requirement of any governmental authority having or asserting jurisdiction or any order, rule, requirement or regulation of any utility company, insurer of Landlord or the Board of Fire Underwriters (or successor organization), whether now or hereafter in effect, and all amendments thereto.
38. Rental Payments
     (A) All payments other than Fixed Rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.
     (B) All payments of Fixed Rent and additional rent (collectively, “rent” or “rental”) to be made by Tenant pursuant to this lease shall be made by checks drawn upon a New York City bank that is a member of the New York Clearing House Association or any successor thereto.
     (C) Unless Landlord shall otherwise expressly agree in writing, acceptance of Fixed Rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this lease, including the obligation to pay Fixed Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Fixed Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Fixed Rent or additional rent shall not be deemed to constitute Landlord’s consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease.
     (D) Landlord’s failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the Term shall neither constitute a waiver of Landlord’s right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed.
39. Tax Escalation
     (A) For purposes of this lease, “Real Estate Taxes” shall mean all the real estate taxes and assessments imposed upon the Building and the land upon which it is located (“Land”) (including specifically, but without limitation, so-called “BID” taxes) by any governmental authority having jurisdiction, and/or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes and/or assessments.
     (B) If the Real Estate Taxes for any Subsequent Tax Year during the Term exceed the Base Year Taxes (as initially imposed, if not finally determined when a payment is due pursuant to this Section (B)), Tenant shall pay Landlord Tenant’s Proportionate Share of such excess within fifteen (15) days after Landlord shall furnish to Tenant a statement (the “Tax Statement”) setting forth the amount thereby due and payable by Tenant. If Real Estate Taxes are payable by Landlord to the applicable taxing authority in installments, then Landlord shall bill Tenant for Tenant’s Proportionate Share of increased Real Estate Taxes in corresponding installments, such that Tenant’s payment is due not more than fifteen (15) days prior to the date when Landlord is obligated to pay the Real Estate Taxes to the applicable taxing authority. If the actual amount of Real Estate Taxes is not known to Landlord as of the date of Landlord’s Tax Statement, then Landlord may nevertheless bill Tenant for such installment on the basis of a good faith estimate, in which event Tenant shall pay the amount so estimated within fifteen (15) days after receipt of such bill, subject to prompt refund by Landlord, or payment by Tenant, upon a supplemental billing by Landlord once the amount actually owed by Tenant is determined. Upon Tenant’s request, Landlord shall provide Tenant with a copy of the current tax bill used in the preparation of the Tax Statement.
     (C) If the Base Year Taxes ultimately are reduced to less than the Real Estate Taxes initially imposed upon the Land and the Building for the Base Tax Year, Tenant shall pay Landlord, promptly upon demand, any additional amount thereby payable pursuant to Section (B) for all applicable Subsequent Tax Years.
     (D) If Landlord receives any refund of Real Estate Taxes for any Subsequent Tax Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all expenses incurred in connection therewith) pay Tenant, if not in default hereunder, Tenant’s Proportionate Share of the net refund. Tenant shall pay Landlord Tenant’s Proportionate Share of the costs and expenses of any nature (including, without limitation, consulting, appraisal, legal and accounting fees) incurred by Landlord in good faith in connection with any tax protest or other proceeding or arrangement leading or intending to lead to a reduction in Real Estate Taxes, whether before or after the initial assessment thereof.
     (E) If any Subsequent Tax Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Subsequent Tax Year that is within the Term. Except as limited by Articles 9 and 10: (1) Tenant’s obligation to make the payments required by Sections (B), (C) and (D) shall survive the Expiration Date or any sooner termination of this lease; and (2) Landlord’s obligation to make the payments required by Section (D) shall survive the Expiration Date or any sooner termination of this lease pursuant to Articles 9 and 10.
     (F) Each Tax Statement given by Landlord pursuant to Section (B) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such Tax Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.
40. Mortgagee Consent; Non-Disturbance
     (A) This lease is conditioned upon the consent hereto by The Bank of New York (“BNY”), the holder of the existing mortgage on the Land and Building. If Landlord has not received the consent (the “Consent”) to this lease from BNY within forty-five (45) days after the execution and exchange of this lease (which Consent Landlord shall seek with good faith and diligence), then this lease shall be void and of no effect and neither party shall have any further rights or obligations pursuant hereto, except with respect to Article 45 hereof. Landlord will also use diligent, good faith efforts to obtain for Tenant’s benefit an agreement (an “NDA”) in BNY’s standard form (annexed hereto as Exhibit C) to the effect that, in the event of any foreclosure of such mortgage, BNY will not make Tenant a party defendant to such foreclosure (unless required by applicable law, in which event Tenant would receive equivalent protection) nor disturb its possession under this lease, provided Tenant shall not be in default hereunder beyond any applicable notice and cure period. If Tenant has not received an NDA from BNY within forty-five (45) days after the execution and exchange of this lease, then Tenant shall have the right to terminate this lease by notice to Landlord delivered within fifteen (15) days after the expiration of such forty-five (45) day period, time being of the essence (but not after the issuance of such NDA). If Tenant gives such notice, then this lease shall immediately terminate and expire and be of no further force and effect and neither party shall have any further rights or obligations pursuant hereto, except with respect to Article 45 hereof.
     (B) Landlord represents that BNY is the only Mortgagee (as defined in Article 49).
     (C) Landlord represents that there are no superior leasehold interests except for those held by Hudson Telegraph Associates, L.P., with respect to which Tenant and Hudson Telegraph Associates, L.P. are executing and delivering a NDA simultaneously herewith. See Section 77(C).
     (D) Any subordination of this lease to any future mortgage shall be conditioned upon Landlord’s obtaining for Tenant’s benefit an NDA from the Mortgagee thereunder, in the Mortgagee’s then standard form, with such changes thereto as may reasonably be proposed by Tenant and that are reasonably acceptable to the Mortgagee.
     (E) Tenant agrees promptly to execute and deliver each NDA when presented to it, and failure by Tenant to do so shall constitute Tenant’s waiver, as the case may be, of (i) its right to terminate this lease, in the case of the NDA from BNY, or (ii) the condition set forth in Section (D), in the case of an NDA from another Mortgagee.
41. Fixed Rent
     The Fixed Rent (which includes an annual cumulative two and one-half (2-1/2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses in lieu of operating expense, porters’ wage and/or utility expense escalation) shall be as follows:

Period	Fixed Rent (per annum)
Year 1	$1,027,000.00
Year 2	$4,202,675.00
Year 3	$4,307,742.00
Year 4	$4,415,435.00
Year 5	$4,525,821.00
Year 6	$4,638,967.00
Year 7	$4,754,941.00
Year 8	$4,873,815.00
Year 9	$4,995,660.00
Year 10	$5,120,551.00
Year 11	$5,248,565.00
Year 12	$5,379,779.00
Year 13	$5,514,274.00
Year 14	$5,652,131.00
Year 15	$5,793,434.00
     As used in the above table (and elsewhere in this lease), “Year 1” is the period beginning on the Commencement Date and ending on the last day of the month in which occurs the first anniversary of the Commencement Date (or, if the Commencement Date is the first day of a calendar month, ending on the day immediately preceding the first anniversary of the Commencement Date). Each Year following Year 1 is the one-year period (or such lesser period ending on the expiration or earlier termination of the Term) beginning on the day after the expiration of the previous Year. (This definition of the word “Year” only applies when the word “Year” is capitalized.)
42. Electricity
     (A) Landlord shall furnish for Tenant’s use in the demised premises, at a location designated by Landlord, up to fifteen (15) watts of electric current (at 120/208 volts) per rentable square foot upon and subject to the terms and conditions set forth in this Article. In bringing such current from such designated location to the premises, Tenant shall use only such electrical contractors as are then on the approved list for the Building. Any additional current required by Tenant shall be provided by Landlord, if available, at a cost of $250.00 per amp (for 120/208 volt service) if provided during the twelve (12) month period after the date hereof, and, if later provided, at Landlord’s then standard charge. Electrical service shall be sized for Tenant’s estimated ultimate demand as shown on its approved plans (although Landlord’s approval of such aspect of Tenant’s plans shall not constitute any agreement on Landlord’s part to maintain the availability of such capacity for Tenant’s future use) and shall, initially, be downsized via a fuse on the Building side of the service. Tenant shall be charged for additional current capacity as the fuse size is changed at Tenant’s request to increase the electric capacity. If at any time during the Term, whether before or after Tenant’s capacity is increased or decreased, Landlord reasonably determines that Tenant is not using any portion of the electric capacity then servicing the demised premises, then Landlord shall have the right, after not less than thirty (30) days notice to Tenant, to recapture any such capacity not then being used by Tenant without compensation to Tenant; provided, however, that if within the thirty (30) day period following delivery of such notice Tenant presents Landlord’s electrical consultant (“Landlord’s Electrical Consultant”) with evidence reasonably acceptable to Landlord’s Electrical Consultant that Tenant will actually be using on a sustained basis all or a part of the capacity intended to be recaptured by Landlord within thirty (30) days thereafter, which evidence shall be supported by a memorandum prepared and signed by Tenant’s reputable independent electrical engineer or qualified consultant (“Tenant’s Electrical Consultant”), then Landlord will not recapture that portion (or all) of the capacity intended to be recaptured by Landlord that Landlord reasonably determines that Tenant has so proven it will be using. If Landlord so recaptures any capacity and, at a later date, Tenant requires additional capacity, Landlord shall use all reasonable efforts to provide the same and Tenant will not be required to pay the per amp charge referred to above for such part of the additional capacity as had been recaptured. Tenant’s consumption of electrical energy at the demised premises shall be measured by submeters to be installed and maintained by Landlord at Tenant’s expense.
     (B) From and after the Commencement Date, Tenant shall purchase all electric current consumed in or in connection with the demised premises from Landlord or Landlord’s designated agent and shall pay therefor an amount equal to 110% of Landlord’s Average Cost (as hereinafter defined) applied to the total kilowatt-hours (or other appropriate unit of measurement of electricity) consumed in the premises during the applicable billing period, based on readings from time to time of the submeter(s) measuring Tenant’s consumption of electricity in the premises, which submeter(s) shall be installed and maintained as above provided. “Landlord’s Average Cost” for all purposes of this lease shall be determined by dividing (y) the total dollar amount billed to the owner of the Building for the Building by the utility company providing electric current to the Building for the relevant billing period (the “Electric Company”)(including, without limitation, all charges for “demand,” fuel, “on-peak” and “off-peak” usage, “time of day” usage, energy supply and energy delivery, taxes and all other relevant adjustments and charges) by (z) the total kilowatt hours (or other appropriate unit of measurement) consumed by the Building for such billing period.
     (C) Where more than one submeter measures Tenant’s consumption of electricity, the service rendered through each submeter may be computed and billed separately in accordance with the provisions hereof. Bills therefor shall be rendered at such times as Landlord may elect and shall be payable within thirty (30) days after a bill therefor is rendered to Tenant as additional rent. If such bills are not paid within sixty (60) days after a bill therefor is rendered to Tenant, Landlord may, upon ten (10) days additional notice to Tenant, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this lease and without Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.
     (D) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense that Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, unless resulting from Landlord’s failure to pay any amounts due to the Electric Company or otherwise to comply with the rules, regulations or tariffs applicable to such service. Tenant’s use of electric current shall never exceed the capacity of existing feeders or risers to, or wiring installations in, the Building and the demised premises (which capacity shall be at least 15 watts (at 120/208 volts) per rentable square foot, as increased by any requested and furnished increase in capacity and as reduced by any recapture of electric capacity permitted pursuant to Section (A)). Any riser or risers to supply Tenant’s electrical requirements will, upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant if, in Landlord’s reasonable judgment, the same are necessary and will not cause adverse damage or injury to the Building or the operation thereof or the demised premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions. All of such costs and expense shall be paid by Tenant to Landlord within fifteen (15) days after rendition of any bill or statement to Tenant therefor.

     (E) Landlord may discontinue such service of electric current upon one hundred twenty (or such lesser period as may be required by Law or by the Electric Company) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of Fixed Rent. Such discontinuance shall not be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from the Electric Company, in which event Tenant shall, at its own cost and expense, furnish and install all risers, service wiring, switches and other equipment necessary for such installation and required by the Electric Company and, at its own cost and expense, maintain and keep in good repair all such risers, wiring, switches and equipment. Provided that Tenant proceeds promptly and diligently after receipt of Landlord’s notice to arrange to obtain electric current directly from the Electric Company, Landlord may not discontinue electric service until Tenant is able to obtain service directly from the Electric Company (unless Landlord is compelled to do so by Law or the Electric Company).
     (F) Tenant shall make no alterations or additions to the electric equipment and/or appliances presently installed in the demised premises without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld. However, Tenant shall have the right to replace or install typical Meet-Me Room (as hereinafter defined) or other telecommunications equipment in the demised premises without obtaining Landlord’s consent, if such equipment does not cause Tenant’s usage of electric current in the demised premises to exceed the capacity for which Tenant’s service is then fused. Rigid conduit only will be allowed.
     (G) If any tax is imposed upon Landlord’s receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, where permitted by law, Tenant’s pro-rata share of such taxes shall be paid by Tenant to Landlord.
     (H) Anything in Section (B) to the contrary notwithstanding, if the Commencement Date shall occur prior to the installation and proper calibration of the submeters, then (i) Tenant shall pay Landlord for Tenant’s consumption of electricity in the demised premises at the rate of $1,975.00 per month during the period commencing on the Commencement Date and ending on the day prior to the day on which Tenant commences business operations in all or any part of the premises; and (ii) from and after the date on which Tenant commences business operations in all or a portion of the demised premises and until the installation and proper calibration of the submeters, Tenant shall pay Landlord $7,900.00 per month on account, such payments to be retroactively adjusted based on the average kilowatt hours (or other appropriate unit of measurement) consumed by Tenant over the first three (3) months after installation and proper calibration of the submeters. In addition, if during any time during the Term, it shall be determined that the submeters servicing the demised premises were malfunctioning, or if Tenant’s capacity is increased prior to the installation and proper calibration of any required additional meters, Tenant shall pay Landlord an amount reasonably estimated by Landlord’s Electrical Consultant to be the amount that would have been payable by Tenant had such malfunction not occurred or had the additional capacity been properly metered, as the case may be.
     (I) Landlord will advise Tenant (which need not be in writing and may be given to a responsible person located at the premises) at least one (1) week (or such shorter period as may be practicable under the circumstances) in advance of any scheduled non-emergency shut-down of electric power to the demised premises initiated by Landlord. Landlord will use reasonable efforts to notify Tenant reasonably in advance of any other shut-down of power and to cooperate with Tenant to arrange for alternative sources of power during the shut-down period.
     (J) Anything in this Article to the contrary notwithstanding, if Tenant disputes any determination made by Landlord or Landlord’s Electrical Consultant under Section (A) or Section (H) of this Article (including, without limitation, a determination as to whether Landlord is permitted under the standards set forth in Section (A) to recapture any of Tenant’s electrical capacity), Tenant may challenge such determination (but not any prior determination of Landlord or Landlord’s Electrical Consultant), within fifteen (15) days after receipt thereof (time being of the essence), by submitting a different determination or calculation made by Tenant’s Electrical Consultant, who shall be paid by Tenant. If Landlord’s Electrical Consultant and Tenant’s Electrical Consultant agree on a determination, such agreement shall be conclusive upon the parties. If Landlord’s Electrical Consultant and Tenant’s Electrical Consultant cannot agree, they shall select a third reputable independent electrical engineer or qualified consultant, to be paid equally by both parties, to make a binding determination with respect to such dispute. If Landlord’s Electrical Consultant and Tenant’s Electrical Consultant cannot select a third electrical engineer or consultant, the same shall be selected by the Presiding Judge of the

Appellate Division of the Supreme Court of the State of New York, First Department. No delay in the resolution of any such dispute shall affect the effective date of any such determination.
43. Restrictions on Use
     (A) Anything in Article 2 to the contrary notwithstanding, Tenant shall not use or permit all or any part of the demised premises to be used for the: (1) storage for purpose of sale of any alcoholic beverage in the demised premises; (2) storage for retail sale of any product or material in the demised premises, specifically excluding, however, the retail sale of telecommunications services; (3) conduct of a manufacturing or printing business; (4) rendition of any health or related services, conduct of a school or conduct of any business that results in the presence of the general public in the demised premises; (5) conduct of the business of an employment agency or executive search firm; (6) conduct of any public auction, gathering, meeting or exhibition; (7) conduct of a stock brokerage office or business; or (8) occupancy of a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity that is affiliated therewith or controlled thereby.
     (B) Tenant shall not use or permit all or any part of the demised premises to be used in any manner that is inconsistent with the character of the Building or so as to impose any material additional burden upon Landlord in its operation.
     (C) Tenant shall not obtain or accept for use in the demised premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any party not theretofore approved by Landlord (which party’s charges shall not be excessive) and Landlord will not unreasonably withhold such approval. Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord prescribes.
44. Assignment, Etc.
     Supplementing Article 11:
     (A) Tenant shall neither: (i) publicly advertise the availability of all or any part of the demised premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building; or (ii) assign this lease to or sublet to or permit the occupancy of all or any part of the demised premises by any other party that is then a tenant, subtenant, licensee or occupant of any space in the Building or that has negotiated with Landlord for space in the Building within the twelve (12) month period preceding the date of Landlord’s receipt of Tenant’s Notice pursuant to Section (B) (nor shall Tenant accept an assignment of a lease or sublet space from any tenant, subtenant, licensee or occupant of any space in the Building).
     (B) A transfer of more than a fifty (50%) percent beneficial interest in Tenant (not including a transfer of publicly traded interests), whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest shall be deemed an assignment of this lease (subject, however, to Section (N) hereof). If Tenant wishes to assign this lease, sublet all or any part of the demised premises or permit the demised premises to be occupied by any other party, Tenant shall first notify Landlord (“Tenant’s Notice”), specifying the name of the proposed assignee, subtenant or occupant, the name of and character of its business, its proposed use of the premises, the terms of the proposed assignment, sublease or occupancy (including, without limitation, the commencement and expiration dates thereof) and current information as to the financial responsibility and standing of the proposed assignee, sublessee or occupant and shall provide Landlord with such other information as it reasonably requests. If only a portion of the demised premises is to be so sublet or occupied, Tenant’s Notice shall be accompanied by a reasonably accurate floor plan, indicating such portion. The portion of the demised premises to which such proposed assignment, sublease or occupancy is to be applicable is hereinafter referred to as the “Space.”
     (C) Landlord may, within thirty (30) days after its receipt of Tenant’s Notice, by notice to Tenant (“Landlord’s Notice”), require that (i) Tenant sublease the Space to Landlord or its nominee, on the terms set forth in Section (D), or (ii) this lease be terminated as to the Space for the period specified in Tenant’s Notice, on the terms set forth in Section (E). If Tenant’s proposed assignment or sublease is for more than fifty percent (50%) of the demised premises, Landlord also may, by Landlord’s Notice, terminate this lease as of the proposed commencement date for such assignment, sublease or occupancy. If Landlord fails to exercise such option, it shall not unreasonably withhold its consent to the proposed assignment, sublease or occupancy (provided that the proposed use of the premises by the proposed assignee, subtenant or occupant complies with the terms of this lease, including, without limitation, Articles 2, 43 and 66 hereof), but such consent shall be deemed of no effect if such assignment, sublease or occupancy is not consummated upon the terms set forth in Tenant’s Notice and within sixty (60) days after such consent is given.
     (D) If Landlord requires that Tenant execute a sublease (“Sublease”) pursuant to Section (C)(i), the Sublease shall be upon the same terms as this lease, except for such terms thereof as are inapplicable and except that: (i) the term of the Sublease shall be the term specified in Tenant’s Notice commencing, at Landlord’s option, on (a) the commencement date set forth in Tenant’s Notice, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the date of Landlord’s Notice; (ii) the Fixed Rent for the Sublease shall be the lesser of (a) the pro rata Fixed Rent for the Space Tenant is then paying Landlord hereunder, or (b) the Fixed Rent set forth in Tenant’s Notice; (iii) Tenant’s Proportionate Share for the Sublease shall be determined based on the relative sizes of the Space and the initial demised premises; (iv) the subtenant under the Sublease shall have the unrestricted right to assign the Sublease or any interest therein, to further sublet all or any part of the Space and/or to make any alterations, decorations, additions or improvements in and to the Space (all or any part of which may be removed, at Landlord’s option, at any time, provided Landlord repairs all damage caused by such removal); (v) Tenant, as sublandlord under the Sublease, shall, at its expense: (a) erect all partitions required to separate the Space from the remainder of the demised premises and install a separate submeter to measure the consumption of electricity in the Space (or, in the alternative, the parties shall agree on an equitable method to allocate electricity charges between the Space and the balance of the premises) and (b) to the extent necessitated by the Sublease, install all doors required for independent access from the Space to the elevators, lavatories and staircases on the floor and install all equipment and facilities (including, without limitation, men’s and women’s toilets) required to comply with all applicable Laws and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit; (vi) the Sublease shall provide that the termination of all or any portion of this lease by merger is not thereby intended; and (vii) at the expiration of the Sublease, the Space shall, subject to clause (iv), be returned to Tenant as then existing.
     (E) If Landlord requires that this lease be terminated as to the Space pursuant to Section (C)(ii), then Landlord and Tenant shall execute and deliver a supplementary agreement modifying this lease by eliminating the Space from the demised premises for the term specified in Tenant’s Notice commencing, at Landlord’s option, on (a) the commencement date set forth in Tenant’s Notice, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the date of Landlord’s Notice, and, for such period, reducing the Fixed Rent and additional rent payable hereunder on a pro rata basis, and otherwise consistent with the provisions of Section (D) above.
     (F) Anything herein to the contrary notwithstanding, Tenant may not assign this lease or sublet all or any part of the demised premises (except pursuant to Section (N)) prior to the expiration of the first year of the Term.
     (G) No assignment of this lease shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Tenant’s obligations under this lease) and any accompanying documents.
     (H) In the event of any such assignment, Landlord and the assignee may modify this lease in any manner, without notice to Tenant or Tenant’s prior consent, without thereby terminating Tenant’s liability for the performance of its obligations under this lease, except that any such modification which, in any way, increases any of such obligations shall not, to the extent of such increase only, be binding upon Tenant.
     (I) No sublease of all or any part of the demised premises (except a Sublease) shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provision required by Section (J)) and any accompanying documents. Any such sublease shall be subject and subordinate to this lease.
     (J) Any such sublease shall contain substantially the following provisions:
          (1) “In the event of a default under any underlying lease of all or any portion of the premises demised hereby that results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease (“Underlying Lessor”), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sublease, (b) be subject to any offset, not expressly provided for in this sublease, that shall have accrued to the subtenant hereunder against said landlord, or (c) be bound by any modification of this sublease or by any prepayment of more than one month’s rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby.
          (2) This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, except as set forth in such underlying lease.”
     (K) No assignment or sublease, whether or not consented to by Landlord and whether or not any such consent is required, shall release Tenant from its liability for the performance of Tenant’s obligations hereunder during the balance of the Term. Landlord’s consent to any assignment or sublease shall not constitute its consent to any (i) further assignment of this lease or of any permitted sublease or (ii) further sublease of all or any portion of the premises demised hereunder or under any permitted sublease. If a sublease to which Landlord has consented is assigned or all or any portion of the premises demised thereunder is sublet without the consent of Landlord in each instance obtained, Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.
     (L) Tenant shall pay to Landlord, promptly upon demand therefor, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any assignment of this lease or sublease of all or any part of the demised premises.
     (M) If Landlord shall give its consent to any assignment of this lease or to any sublease or if Tenant shall otherwise enter into any assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as and when payable to Tenant:
          (1) in the case of an assignment, fifty (50%) percent of the amount, if any, by which (a) all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less the then fair market value thereof) exceeds (b) the amount of any rental concessions and work allowance granted by Tenant or costs incurred by Tenant in preparing the demised premises for the assignee’s occupancy, plus all reasonable and customary out-of-pocket expenses reasonably incurred by Tenant directly relating to such assignment, such as the New York State and City Transfer Taxes (but not income taxes), brokerage commissions, engineering, advertising and promotion expenses and legal fees; and
          (2) in the case of a sublease, fifty (50%) percent of the amount, if any, by which (a) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of a sale thereof, the then fair market value thereof) exceeds (b) the sum of (x) the Fixed Rent and additional rent accruing during the term of the sublease in respect of the Space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this lease and (y) the amount of any rental concessions and work allowance granted by Tenant or costs incurred by Tenant in physically separating the Space from the rest of the demised premises or otherwise in preparing the Space for the subtenant’s occupancy, plus all reasonable and customary out-of-pocket expenses reasonably incurred by Tenant directly relating to such subletting, such as the New York State and City Transfer Taxes (but not income taxes), brokerage commissions, engineering, advertising and promotion expenses and legal fees, all as amortized (without interest) over the term of such sublease.
     (N) Anything in Article 11 or this Article to the contrary notwithstanding, but subject to all applicable provisions of this lease (including, without limitation, Articles 2, 43 and 66 and Sections (G), (H), (I), (J), (K) and (L) of this Article, but not including Sections (A), (B), (C), (D), (E), (F) or (M) of this Article), Landlord’s consent shall not be required to (w) any sublease or assignment to, or occupancy by, any party controlling, controlled by or under common control with Tenant (“control” and its variants meaning ownership of more than fifty (50%) percent of the equity interests in the party in question); (x) Tenant’s assignment of this lease to any purchaser of all or substantially all of Tenant’s assets; (y) an acquisition of more than a fifty (50%) percent interest in Tenant’s stock or partnership or other equity interests; or (z) an assignment of this lease to any entity that is a successor to Tenant either by merger or consolidation: provided, however, in the case of a transaction described in clause (x), (y) or (z), that the net worth of the entity constituting Tenant after the consummation of the transaction in question is not less than that of Tenant immediately prior thereto. Tenant shall provide to Landlord copies of all documentation relevant to the transaction in question within ten (10) days after the effective date thereof.
     (O) Landlord acknowledges that the business to be conducted by Tenant in the demised premises requires the installation of certain communications equipment owned by customers of Tenant in the demised premises, in order for such customers to interconnect with Tenant’s terminal facilities. Any such arrangement shall not be subject to the terms of Article 11 or this Article, but shall be subject to the terms and provisions of Article 66.
45. Brokerage
     Each party represents that it dealt only with the Broker as broker in connection with this lease. Landlord shall pay the Broker a commission therefor pursuant to a separate agreement. Tenant shall indemnify Landlord against all loss, damage, liability, cost and expense (including reasonable attorney’s fees) pertaining to any other brokerage commission or like compensation based on alleged actions of Tenant or its agents or representatives. Landlord shall indemnify Tenant against all loss, damage, liability, cost and expense (including reasonable attorney’s fees) pertaining to any such claim based on alleged actions of Landlord or its agents or representatives. The parties’ liability hereunder shall survive any expiration or termination of this lease.
46. Building Directory
     (A) Landlord shall, upon Tenant’s request, list on the Building’s directory (“Directory”), the names of Tenant, any other party occupying any part of the demised premises pursuant hereto and their officers or employees, provided the number of Directory lines so provided by Landlord does not exceed Tenant’s Proportionate Share of the Directory’s capacity.
     (B) The listing of any party’s name other than Tenant’s shall neither grant such party any right or interest in this lease and/or the demised premises nor constitute Landlord’s consent to any assignment or sublease to or occupancy by such party. Such listing may be terminated by Landlord at any time, without prior notice. The initial listing(s) on the Directory shall be provided by Landlord without charge to Tenant. Thereafter, Tenant shall pay Landlord’s standard fee for any work performed in connection with any additions, deletions or changes to the Directory.
47. Exculpatory Clause
     (A) Anything herein to the contrary notwithstanding, the liability of Landlord and the partners of, or any other party that holds any interest in, Landlord for negligence, failure to perform lease obligations or otherwise under or in connection with this lease shall be limited to each of their respective interests in the Land and Building and the net proceeds of the sale thereof or any insurance proceeds or condemnation awards actually received by Landlord and not applied toward restoration of the Building (subordinate to the rights of mortgagees unaffiliated with Landlord). Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord, any partner of Landlord or any party that holds any interest in Landlord.
     (B) In any claim made by Tenant against Landlord alleging that Landlord has acted unreasonably where Landlord had an obligation to act reasonably, Tenant shall have no right to recover damages from Landlord and Tenant’s sole and exclusive recourse against Landlord shall be an action seeking specific performance of Landlord’s obligation to act reasonably.
48. Submission to Jurisdiction, Etc.
     (A) This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder (“Guarantor”) and their respective successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process may be served by certified or registered mail, return receipt requested, directed to Tenant and any successor at Tenant’s address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two days after such process is so mailed.

     (B) If any legal proceeding is brought by one party against the other regarding this lease, the prevailing party shall be reimbursed for its reasonable attorney’s fees with respect thereto by the other party.
     (C) If any monies owing by Tenant under this lease are paid more than fifteen (15) days after the date such monies are payable pursuant to the provisions of this lease, Tenant shall pay Landlord interest thereon, at the rate (the “Lease Rate”) of two (2%) percent per annum over the so called “prime” or “base” interest rate of Citibank N.A. from time to time in effect, for the period from the date such monies were payable to the date such monies are paid.
     (D) The submission of this lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
49. Requests by Mortgagee or Others
     (A) If any present or prospective mortgagee of the Land, Building or any leasehold interest therein (a “Mortgagee”) requires, as a condition precedent to issuing or extending its loan, the modification of this lease in such manner as does not materially lessen Tenant’s rights or increase its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such confirming documents therefor as such Mortgagee requires.
     (B) If Landlord, in conjunction with any proposed sale or mortgaging of all or any portion of the Land and Building or any leasehold interest therein, requests the delivery of certified financial statements or other information relating to the financial condition of Tenant, Tenant shall deliver such certified financial statements or such other information within ten (10) days after Landlord’s written request therefor.
50. Delivery of Demised Premises
     Supplementing Article 21, the demised premises shall be leased to Tenant in their “as is” condition as of the date hereof and Landlord shall not be required to perform any work to prepare the demised premises for Tenant’s occupancy, except for the work described in Exhibit D (“Landlord’s Work”). Landlord will deliver possession of the demised premises to Tenant on the date of the execution and exchange of this lease (but the Commencement Date shall be as set forth on page 1 of the printed form regardless of when this lease is executed and exchanged). Landlord will commence Landlord’s Work promptly after execution and exchange of this lease and will diligently prosecute the same to completion. Completion of Landlord’s Work is not a condition precedent to the occurrence of the Commencement Date or Tenant’s acceptance of delivery of the demised premises. Tenant agrees to pay, as additional rent, one-half (1/2) of Landlord’s reasonable out-of-pocket cost of Landlord’s Work within thirty (30) days after being billed therefor. The taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the demised premises and the Building were in good and satisfactory condition, subject to completion of Landlord’s Work, and subject also to latent defects and to the provisions of Section 63(B).
51. Insurance
     (A) During the Term, Tenant shall pay for and keep in force general liability policies in standard form protecting against all liability occasioned by accident or occurrence, subject to customary exclusions, and containing only such “deductibles” as Landlord reasonably approves, such policies to be written by recognized and well-rated insurance companies licensed to transact business in the State of New York, authorized to issue such policies, and reasonably approved by Landlord. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) and damage to property. If at any time during the Term it appears that public liability or property damage limits in the City of New York for buildings similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord (and each member thereof in the event Landlord is a partnership, joint venture or other entity) and Landlord’s managing agent (Landlord’s current managing agent is Williams Real Estate Co. Inc.) shall be named as additional insured in the aforesaid insurance policies. Tenant shall also secure and keep in force “all risk” property insurance, including loss by fire and, by means of the standard extended coverage endorsement, loss or damage by such other casualties as may be covered thereby, covering all of its personal property, equipment, trade fixtures, goods, merchandise, furniture, furnishings and other items removable by Tenant located in the premises for the full replacement value thereof from time to time. All such policies shall provide that Landlord shall be afforded not less than thirty (30) days’ prior notice of cancellation of said insurance. Tenant shall deliver Acord 27 certificates of insurance evidencing such policies, or certified copies or duplicate originals of the policies and reasonably satisfactory evidence of payment of premiums, if requested by Landlord. All premiums and charges for the aforesaid insurance shall be paid by Tenant. If Tenant shall fail to maintain any such required insurance, or to pay the premiums therefor when due, Landlord may obtain such insurance or make such payment and the cost thereof to Landlord shall be repaid to Landlord by Tenant on demand as additional rent. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.
     (B) Landlord will, or will cause its affiliate to, maintain such insurance as may be required by the first Mortgagee or, if there is no first Mortgagee, as would be maintained by a prudent owner of like property.
52. Bankruptcy
     Without limiting any of the provisions of Articles 16, 17 or 18 hereof, if, pursuant to Chapter 11 of Title 11, United States Code (the Bankruptcy Code), as the same may be amended, Tenant is permitted to assign this lease in disregard of the obligations contained in Articles 11 and 44 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant’s property in the demised premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid.
53. Local Law 5/Required Alterations
     Supplementing Article 6:
     (A) All work performed or installations made by Tenant (or by Landlord at Tenant’s request and expense) in and to the demised premises shall be done in a fashion such that the demised premises and the Building shall be in compliance with the requirements of Local Law 5 of 1973 of The City of New York, as heretofore and hereafter amended (“Local Law 5”). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (iii) installation of such additional fire control or detection devices as may be required by Law as a result of Tenant’s manner of use of the demised premises. In addition, Tenant shall cause the demised premises to be connected to the Building “Class E” system and arrange to have the demised premises and Tenant added to the “Class E” computer.
     (B) Except to the extent caused by the negligence or wilful misconduct of Landlord or its agents or employees, Landlord shall not be responsible for any damage to Tenant’s fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof. Tenant shall indemnify Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices.
     (C) All work and installations required to be undertaken by Tenant pursuant to this Article shall be performed at Tenant’s sole cost and expense and in accordance with plans and specifications and by contractors previously approved by Landlord.
     (D) The fact that Landlord shall have heretofore consented to any installations or alterations made by Tenant in the demised premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installations or alterations.
     (E) If any utility company or governmental or quasi-governmental authority requires any work, installation or improvement to be made to the Building in connection with any

Alteration performed by Tenant, the installation or operation of equipment or machinery in the demised premises or for any other reason relating to Tenant’s use or occupancy of the demised premises, Tenant shall reimburse Landlord for the cost of such work, installation or improvement on demand.
54. Tenant’s Alterations
     (A) Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the demised premises (collectively, “Alterations”) without Landlord’s prior consent, which will not be unreasonably withheld provided that such Alterations are performed only by contractors or mechanics first approved by Landlord (which approval will not be unreasonably withheld), do not materially and adversely affect any part of the Building other than the demised premises (including, without limitation, the exterior thereof), do not materially and adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. All Alterations shall be done at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the reasonable conditions for Alterations prescribed by Landlord for the Building (“Alteration Regulations”). Prior to making any Alterations, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Landlord duplicate original policies of worker’s compensation insurance (covering all persons to be employed by Tenant and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof and shall, within thirty (30) days of such completion, deliver a set of final “as built” drawings to Landlord reflecting the Alteration. All Alterations shall be made and performed in accordance with the requirements of this lease and the Alteration Regulations. All materials and equipment to be incorporated in the demised premises as a result of all Alterations shall be new and first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Alteration or otherwise, if, in Landlord’s sole but good faith discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
     (B) No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this lease.
     (C) Tenant shall promptly reimburse Landlord for all actual fees, costs and expenses including, but not limited to, those of architects and engineers, incurred by Landlord to third parties in connection with the review of Tenant’s plans and specifications and inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal and insurance requirements. Copies of bills evidencing such fees, costs and expenses will be provided to Tenant in a timely manner upon Tenant’s request.
     (D) Tenant covenants that (i) it will expend not less than $6,000,000.00 (including up to $300,000.00 in the aggregate for any fees paid to Landlord pursuant to Section 42(A) on account of additional electric capacity) in constructing and equipping the demised premises as a so-called “meet-me room” for the telecommunications industry (“Meet-Me Room”), and (ii) subject to force majeure, at least fifty percent (50%) of such construction, as detailed in Exhibit F (“Phase 1”), will be complete, at least $4,000,000.00 will have been expended and the Meet-Me

Room will be at least partially (and significantly) operational by September 30, 2001 (the “Phase 1 Date”). Tenant will certify to Landlord that the foregoing conditions have been met not later than the Phase 1 Date (subject to force majeure) and will provide substantiation thereof reasonably acceptable to Landlord. Tenant acknowledges that these covenants are a material inducement to Landlord to enter into this lease and that any breach of any such covenant that is not cured within thirty (30) days after notice thereof (subject to force majeure) will constitute an immediate and material default hereunder. Within two (2) months after the Phase 1 Date (subject to force majeure), Tenant shall deliver to Landlord a schedule, certified by Tenant’s chief financial officer, setting forth in reasonable detail Tenant’s cost for the initial construction and equipping of the demised premises (the “Start-Up Cost”), together with substantiation thereof reasonably acceptable to Landlord. The Start-Up Cost shall not include any amounts paid to Landlord pursuant to Section 42(A), although such costs, up to $300,000.00, may be used to meet the $6,000,000.00 expenditure requirement set forth above. It is understood and agreed that construction of the Meet-Me Room may occur in two phases so that, after completion of Phase 1, as aforesaid, the remaining work will be completed as expeditiously as is feasible thereafter, using commercially reasonable and diligent efforts to complete such installation, so long as at least $6,000,000.00 has been expended and a Meet-Me Room business is fully operational within fourteen (14) months after the Phase 1 Date (subject to force majeure). (For the purposes of this lease, “force majeure” means events not within the reasonable control of the applicable party, excluding, however, lack or inadequacy of funds and including, without limitation, delays in obtaining necessary governmental approvals so long as Tenant is proceeding diligently to obtain same.)
     (E) Landlord approves, in principle, subject to review and approval of detailed plans and specifications therefor and Tenant’s compliance with the applicable provisions of this lease, Alterations that are typical for a telecommunications installation, including, without limitation, HVAC, back-up power, fuel tank, dry-pipe fire suppression system and a mobile generator plug located inside the demised premises. Tenant may at its option cap any wet pipes within and solely serving the demised premises so long as it does so in compliance with the terms of this lease. Landlord agrees not to install any additional wet pipes within the demised premises and will not permit any other tenant to do so without Tenant’s approval, which will not be unreasonably withheld. Landlord will install drip pans under all such newly installed pipes at Landlord’s expense.
     (F) Tenant acknowledges that no equipment that produces noise is to be used or installed in the premises until Tenant has provided to Landlord a statement from an acoustical engineer reasonably acceptable to Landlord to the effect that he or she has evaluated the totality of Tenant’s installation (separately and in combination with the existing conditions in the demised premises, the Building, and the neighborhood) and that, when installed and operational, such equipment will not exceed the noise limitations of applicable Law. In addition, Tenant covenants that, throughout the Term, it will make all commercially reasonable efforts to minimize the noise attributable to its operations.
55. Estoppel Certificate
     Tenant, at any time, and from time to time, upon at least ten (10) days’ prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other party, firm or corporation specified by Landlord (“Recipient”), a statement (1) certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (2) stating the dates to which Fixed Rent and additional rent have been paid, (3) stating whether or not there exists any defaults by Landlord under this lease and, if so, specifying each such default, (4) confirming (if such is the case) that Tenant has accepted possession of and is currently occupying the demised premises for the conduct of business and that all improvements required to be made by Landlord (if any) have been completed to Tenant’s satisfaction, (5) stating the commencement and expiration dates of this lease, (6) stating whether or not there are any existing defenses to or offsets against Landlord’s enforcement of this lease and Tenant’s obligation to pay Fixed Rent and additional rent hereunder, and (7) furnishing any other information that may be reasonably requested by the Recipient.
56. Holdover
     If Tenant holds over after the expiration of the Term, the parties hereby agree that Tenant’s occupancy of the demised premises after the expiration of the Term shall be upon all of the terms set forth in this lease except that Tenant shall pay as a use and occupancy charge for the holdover period an amount equal to the higher of (A) an amount equal to one and a half times the pro rata Fixed Rent and additional rent payable by Tenant during the last year of the Term; or (B) an amount equal to the then market rental value for the demised premises.
57. Conditional Limitation
     In the event that twice in any twelve (12) month period (A) a default of the kind set forth in Section 17(1) shall have occurred or (B) Tenant shall have defaulted in the payment of Fixed Rent or additional rent, or any part of either, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured at any time after the commencement of such summary proceeding, any further default by Tenant within such twelve (12) month period shall be deemed to be a violation of a substantial obligation of this lease by Tenant and Landlord may serve a written three (3) days’ notice of cancellation of this lease upon Tenant and, upon the expiration of said three (3) days, this lease and the Term shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the Term and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.
58. Limitation on Rent
     If, on the Commencement Date, or at any time during the Term, the Fixed Rent or additional rent reserved in this lease is not fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or any direction of any public officer or body pursuant to law and of general application (collectively, “Rent Law”), Tenant agrees to take such lawful steps as Landlord may reasonably request to permit Landlord to collect the maximum rents that may be legally permissible from time to time during the continuance of such Rent Law (but not in excess of the amounts reserved therefor under this lease). Upon the termination of the effectiveness of such Rent Law, Tenant shall pay to Landlord, to the extent permitted by the Rent Law, an amount equal to (A) the Fixed Rent and additional rent that would have been paid pursuant to this lease but for such Rent Law, less (B) the Fixed Rent and additional rent paid by Tenant to Landlord during the period such Rent Law was in effect.
59. Acceptance of Keys
     If Landlord or Landlord’s managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease including, without limitation, the provisions relating to assignment and subletting and the condition of the demised premises.
60. Security Deposit
     (A) Supplementing Article 34, Tenant shall deliver as the Security Deposit an irrevocable letter of credit (the “Letter of Credit”) in the amount of the Security Deposit issued by a New York City commercial bank acceptable to Landlord in its sole discretion, and in the form of the letter of credit annexed hereto as Exhibit G, to be held by Landlord as the Security Deposit in accordance with Article 34 and this Article 60. The Letter of Credit shall (i) initially expire not less than one (1) year from the Commencement Date or the date of issuance if delivered to Landlord thereafter, (ii) provide for automatic renewals for periods of not less than one (1) year, (iii) be presentable and payable in Manhattan, and (iv) have a final expiration date not less than three (3) months after the Expiration Date. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this lease that is not cured within any applicable notice and/or cure period, Landlord shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Article 34 of this lease and retain the balance for the Security Deposit. Landlord agrees to give an accounting to Tenant regarding the application of any such proceeds. Landlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit in the event that Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank and retain the proceeds for the Security Deposit. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof, or if Landlord shall have applied any portion of any cash Security Deposit, then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit. In addition, at any time that Landlord is holding cash as the Security Deposit, Landlord may demand by notice to Tenant that Tenant provide a Letter of Credit in the total amount of the required Security Deposit (upon receipt of which Landlord will deliver the cash security to Tenant), and if Tenant fails to provide such Letter of

Credit within twenty (20) days after such demand is given, Landlord may itself arrange for the issuance thereof, using the cash security it is then holding, and Tenant shall upon demand reimburse Landlord, as additional rent, for the amount by which the cost thereof, including fees and other reasonable costs of issuance, exceeds the cash security theretofore held by Landlord. Tenant’s failure to comply with the provisions of this Article will entitle Landlord to exercise all the same remedies as are available in the event of a default in the payment of Fixed Rent.
     (B) Tenant will be permitted to reduce the amount of the Security Deposit to (x) $4,350,000.00 at such time as it has completed and fully paid for Phase I and has obtained all required permits and approvals therefor, the Meet-Me Room is at least partially (but significantly) operational, Tenant has expended not less than $4,000,000.00 of the Start-Up Cost and there are no liens filed with respect to such work; (y) $3,500,000.00 at such time as it has completed and fully paid for the entire construction and equipping of the Meet-Me Room and has obtained all required permits and approvals therefor, the Meet-Me Room is fully operational, and there are no liens filed with respect to such work; and (z) $2,500,000.00 on the date that is five (5) years after Tenant has satisfied the conditions listed in clause (y); provided in each such case that (i) as of the applicable date of reduction, no default had occurred on Tenant’s part that remained uncured after notice and the expiration of the applicable grace period and (ii) on such date no monetary or material non-monetary default exists. If (notwithstanding the provisions of Section (A) above requiring that the Security Deposit take the form of a letter of credit) the Security Deposit is in cash, Landlord will pay to Tenant the amount of the applicable reduction within fifteen (15) business days after Tenant’s request therefor. If the Security Deposit is a Letter of Credit, Landlord will accept a Letter of Credit in the applicable reduced amount in exchange for the existing Letter of Credit, or will enter into an amendment of the Letter of Credit reducing the amount thereof to the applicable amount.
61. Definitions of “Landlord” and “Owner”
     The terms “Owner” and “Landlord,” whenever used in this lease (including, without limitation, in Article 31), shall have the same meaning.
62. Landmark Designation
     Tenant is hereby notified that the premises are subject to the jurisdiction of the Landmarks Preservation Commission. In accordance with sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced within or at the premises without the prior written approval of the Landmarks Preservation Commission. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (b) interior work to the premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.
63. Hazardous Materials
     (A) Tenant shall not cause nor permit Hazardous Materials (as defined below) to be used, transported, stored, released, handled, produced or installed in or from the demised premises, except that inflammable or combustible (but not explosive) items may be brought into and used within the demised premises in limited quantities to the extent currently needed for the operation of customary office equipment and except that fuel and lubricants may be brought into the demised premises or Building in quantities required for the operation of Tenant’s generator and other Meet-Me Room equipment, so long as done in compliance with all Laws. The term “Hazardous Materials” shall mean, for the purposes hereof, any flammable, explosive or radioactive materials, hazardous wastes, hazardous or toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any present or future Law, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resources Conservation and Recovery Act, as amended, Superfund Amendment and Reauthorization Act of 1986 and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article, Landlord, in addition to all of its rights and remedies under this lease and pursuant to Law, may require Tenant to remove any such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of Law. The provisions of this Article shall survive the expiration or sooner termination of this lease.
     (B) Landlord shall not itself cause nor knowingly permit Hazardous Materials to be used, transported, stored, released, handled, produced or installed in, near or from the demised premises, or in any of Tenant’s installations throughout the Building, except that inflammable or combustible (but not explosive) items may be brought into and used within the Building in limited quantities to the extent currently needed for the operation and maintenance of the Building or the business of any occupant in compliance with all Laws. If, in connection with Tenant’s initial renovation or later alteration of the demised premises, or in any of its installations in other portions of the Building, any friable asbestos or Hazardous Material (other than floor tile) is discovered in the demised premises and is not the responsibility of Tenant as above provided and is required by applicable Law to be removed or encapsulated, then, as Tenant’s sole remedy, Landlord will at Landlord’s expense and with reasonable promptness remove or encapsulate such friable asbestos or Hazardous Material in accordance with Law and to the extent that all or any portion of the demised premises are unusable as a result of the presence or remediation of such friable asbestos or Hazardous Material, Fixed Rent and all additional rent allocable to the unusable portion of the demised premises shall abate until the remediation is complete and such portion is rendered usable. Landlord shall have no responsibility or liability with respect to floor tile, whether or not asbestos-containing. Landlord shall provide Tenant with an ACP-5 form for the premises with reasonable promptness after the execution and exchange of this lease.
64. Interconnections
     (A) Subject to Landlord’s prior approval, which will not be unreasonably withheld, Tenant shall have the right to install and run both vertical and horizontal communication interconnections, via conduit, wave guide and ceramic duct, provided that such installation is performed in accordance with all applicable Laws and the relevant provisions of this lease (including, without limitation, Articles 3, 6 and 54) and in accordance with plans and specifications previously approved by Landlord. Prior to any cable pulls being installed through any conduits running through other tenant spaces, Tenant shall present a copy of an agreement between Tenant and such other tenant (reasonably satisfactory to Landlord) whereby such other tenant consents to Tenant making the proposed connection or other installation.
     (B) All interconnections shall conform to the following specifications:
          (1) The conduit shall be supported a minimum of every 10 linear feet.
          (2) The conduit shall be tagged each 15 linear feet, with letters a minimum of 2-1/2 inches in height, as required by Landlord in its approval letter.
          (3) All penetrations of fire-rated partitions or slabs shall be fire-stopped with a UL approved material of equal or greater rating.
          (4) Tenant shall inform the Building manager on completion of the installation for final inspection and approval.
          (5) Tenant’s sub-contractor must coordinate all work with the building manager and other tenants affected by the work.
          (6) All conduit shall be rigid conduit or elastic metal tubing. Tenant acknowledges that the use of any other type of conduit is inherently risky, particularly in an environment, like the Building, that has very numerous conduit runs and that will have many more. If, however, Tenant requests, and Landlord permits, plastic flexible conduit (which will be permitted, if at all, only for fiber cable), then Tenant acknowledges that such installation will be at Tenant’s sole risk, and Tenant hereby agrees to indemnify Landlord and its partners, and the respective directors, officers, agents and employees of Landlord and its partners (collectively, the “Landlord Parties”), and to hold the Landlord Parties harmless, against and from all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Landlord by reason of any claim arising from the installation and/or use of any such conduit or any damage resulting to any cable installed therein, whether or not arising in whole or in part from the negligence of any Landlord Party.
     (C) Whether Tenant makes use of an existing means of interconnection in the Building or installs a new means of interconnection, Tenant shall pay an annual charge (the “Interconnection Charge”), payable in equal monthly installments along with monthly installments of Fixed Rent, which, for each interconnection, shall be 87.5% of the standard Building charge in effect as of the date of the installation of that particular interconnection. The present Building standard charge is $400.00 per 100 linear feet (or part thereof) per annum. The Interconnection Charge, once established for a particular interconnection, shall increase by four (4%) percent per annum on a cumulative basis on January 1, 2002 and on each January 1 thereafter throughout the Term. No Interconnection Charge shall be payable by Tenant with respect to any interconnection that does not originate or terminate in the demised premises and to which Tenant is not a party (originally or by assignment and assumption). The Interconnection Charge shall not apply with respect to cross-connections (a “cross-connection,” for all purposes of this lease, meaning a connection that originates and ends within, and does not leave, the demised premises).
     (D) Tenant agrees that the charges set forth in Section (C) shall be effective as of the date of Landlord’s approval of the applicable installation. If this lease is renewed, such charges during the renewal term may, at Landlord’s option, be increased to 87.5% of those then generally prevailing in the Building.
     (E) Tenant and Landlord agree that all interconnections between other areas of the Building and the demised premises shall be requested and made by Tenant rather than by Landlord or the other party or parties to the interconnection and, subject to Section 66(D) and all other applicable provisions of this lease, Tenant shall have exclusive control thereover. Tenant shall have the right to charge its customers or other parties who wish to make interconnections to the demised premises Tenant’s market rates therefor (which shall be deemed to be included in Meet-Me Room Fees, as hereinafter defined) and Tenant shall be responsible for payment of the Interconnection Fee therefor to Landlord.
65. Landlord’s Access
     Supplementing Article 13, upon reasonable prior notice to Tenant (which need not be in writing), except in an emergency when no notice shall be required, Landlord and other tenants, licensees and occupants of the Building shall have access to the Building electrical closets, electrical distribution systems, shafts and conduits located within the demised premises.
66. Meet-Me Room
     (A) Landlord expressly agrees that Tenant may license the use of portions of the demised premises to its customers solely for the purpose of locating equipment therein or maintaining interconnections therein, thereto and therefrom, subject, however, to the following conditions:
          (1) Such license shall be granted only upon the execution by Tenant and its customers of an agreement (“Meet-Me Room License”) that expressly provides, among other things, that (i) such license and the rights of such licensee shall at all times be subordinate to this lease and shall not be binding on Landlord; (ii) such license shall be for equipment only and shall not grant to the licensee the right to occupy any portion of the Building or the demised premises; and (iii) such licensee agrees that, if this lease is terminated or expires prior to the termination of the license then, at the request of Landlord, it shall automatically attorn to and become the licensee of Landlord without any change in the terms or other provisions of its license; provided, however, that Landlord shall not be (w) bound by any payment of fees for more than one month in advance (except that, for any Meet-Me Room License, Tenant may collect Meet-Me Room Fees allocable to up to the first 12 months of the term of such Meet-Me Room License upon the execution thereof provided it notifies Landlord thereof at the time it delivers to Landlord a copy of such Meet-Me Room License); (x) bound by any amendment or modification of a Meet-Me-Room License that materially affects the amounts or due dates of the payments to be made by the licensees or materially increases the services to be provided unless made with Landlord’s consent; (y) liable for any act or omission of Tenant; or (z) subject to any offset or defenses that any licensee may have against Tenant. No such Meet-Me-Room License shall become effective unless and until Landlord has approved the licensee as required by subsection (2) and Tenant has delivered a fully executed counterpart of such Meet-Me-Room License to Landlord.
          (2) Each such customer shall have been approved in writing by Landlord, which approval may be granted or withheld in Landlord’s sole discretion. Landlord shall use reasonable efforts to grant or deny such approval within five (5) business days after submission of a request therefor, and failure by Landlord to respond to any such request within ten (10) days after request shall be deemed to be approval thereof. All requests for approval shall be in writing and shall be sent by hand delivery against a receipt to the attention of the Building Manager at the Building and to the attention of Robert Getreu at the address set forth for Landlord at the top of the first page (or at such other notice address for Landlord as Landlord may specify). If Tenant fails to enter into a Meet-Me Room License with any approved customer and/or to provide a copy of the executed Meet-Me Room License with such customer within ninety (90) days after the granting by Landlord of its approval, then Landlord’s approval of such customer shall automatically be deemed rescinded.
          (3) Each Meet-Me Room License shall be assignable (outright and/or as security) by Tenant to Landlord, and shall be at not less than market rates. A copy of each Meet-Me Room License shall be delivered to Landlord within thirty (30) days after the execution thereof.
     (B) The demised premises and the operations therein and therefrom shall be known as “60 Hudson Street Meet-Me Room operated by FiberNet Telecom Group.” Such designation shall not be changed without Landlord’s prior written consent. All advertising and promotional materials relating to the demised premises, in whatever format, shall be subject to the prior written consent of Landlord, which will not be unreasonably withheld if such materials are consistent with this lease.
     (C) Tenant covenants that it will charge not less than market rates for all services provided from, through, to, in or in connection with the demised premises. Upon Landlord’s request from time to time, Tenant will provide Landlord with a schedule of its current charges.
     (D) The demised premises shall at all times be a “carrier-neutral site,” and Tenant shall, upon request by Landlord from time to time, provide substantiation thereof reasonably acceptable to Landlord. If at any time Tenant fails to maintain a “carrier-neutral site,” or to provide substantiation thereof, in each case as determined by Landlord in its good faith discretion (subject, however, to Section (E)), (i) it shall constitute an immediate default under this lease without the necessity of notice or the expiration of any cure period, entitling Landlord to exercise all available rights and remedies, and (ii) Landlord shall thereupon be relieved of its obligations under Article 74 for the balance of the Term. The term “carrier-neutral site” shall mean that, at all times during the Term, the Meet-Me-Room operated within the demised premises shall be operated and managed in a manner that will offer all collocation, interconnection and other related services within the Meet-Me Room, at prevailing market rates, terms and conditions and without preferential or discriminatory policies or practices to the unfair benefit or detriment of a licensee, as compared to any other licensee with which Tenant has entered (or in the future enters) into a Meet-Me Room License, subject to changes in the prevailing market rates, terms and conditions from time to time; provided, however, that Tenant shall not be deemed to have violated the requirement to maintain the Meet-Me Room as a “carrier-neutral site” if there is insufficient space, equipment or systems in the Meet-Me Room to permit Tenant, in its reasonable opinion, to service the requirements of a prospective licensee.
     (E) Notwithstanding anything to the contrary contained herein, in the event that Landlord and Tenant cannot agree as to whether Tenant is maintaining a “carrier-neutral site,” the parties agree to submit such dispute to arbitration before a single arbitrator familiar with the telecommunications (and, preferably, the interconnection) industry. Such arbitration shall be held in the City, State and County of New York pursuant to the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association, or any successor organization (presently Rules 53 through 57 and, to the extent applicable, Rule 19); provided, however, that with respect to any such arbitration, (a) the decision and award of the arbitrator shall be final and conclusive on the parties and (b) judgment may be had and entered on the decision and award of the arbitrator in any court of competent jurisdiction.
67. Percentage Rent — Meet-Me Room
     (A) During and for each calendar year during the Term (including the partial calendar year commencing on April 1, 2002), Tenant shall pay percentage rent (“Percentage Rent”) equal to the amount by which fifty (50%) percent of all Meet-Me Room Fees (as hereinafter defined) for such year exceeds the Base Amount, as hereinafter defined, for such year. For the purposes of this Article, the period April 1, 2002 — December 31, 2002 is deemed to be the first “calendar year” for which Percentage Rent is payable. (Percentage Rent cannot be a negative number, but can be zero.) “Meet-Me Room Fees” constitute all revenues received by Tenant (including, without limitation, the following services utilized by Tenant or its affiliates, to be recognized as hereinafter set forth) or any of its subtenants or affiliates (collectively, “Providers”) in exchange for Tenant’s (or any Provider’s) furnishing of (i) collocation services, (ii) intra-Meet-Me Room circuits and/or (iii) all other services originating or terminating (or both) within the demised premises or anywhere else in the Building, other than communications connections strictly subject to the 19th Floor Lease and revenue generated from the excluded services hereinafter set forth (all such services other than the services excluded below being sometimes hereinafter collectively called “Meet-Me Room Services”). Meet-Me Room Fees shall be recognized on an accrual basis, in accordance with generally accepted accounting principles, consistently applied, and shall exclude (i) Transport Fees, as defined in Article 68, or taxes thereon, (ii) taxes on Meet-Me Room Fees collected by Tenant and paid to the taxing jurisdiction by Tenant, (iii) one-time costs incurred by Tenant on behalf of its customers (such as site preparation work for a particular customer) that Tenant passes through to such customer without any mark-up or profit, and (iv) monies received by customers of the Meet-Me Room for services rendered to their customers. Tenant shall recognize Meet-Me Room Fees for Meet-Me Room Services provided to itself or its affiliates at the same rate it charges for Meet-Me Room Services to others. Tenant shall, and shall cause all other Providers to, record all Meet-Me Room Fees in a commercially reasonable manner at the time received. Tenant shall keep at the demised premises or at Tenant’s executive offices within the New York metropolitan area a full and accurate set of books and records adequately showing the amount of Meet-Me Room Fees, consisting at least of such records as would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant’s receipts. Such books and records shall be kept in accordance with generally accepted accounting principles and practices, shall be consistent with Exhibit H, and shall be retained by Tenant for a period of not less than one (1) year following the end of the year to which they have reference. Except with respect to a mortgagee or bona fide prospective purchaser or underlying lessee of the entire Building (which mortgagee, purchaser or underlying lessee is certified as such to Tenant), Landlord and its representative shall hold in strict confidence all information received on any audit, except where such information must necessarily be divulged as a result of litigation or to comply with any applicable Laws, provided that in each such case (except compliance with Laws and litigation between Landlord and Tenant) Landlord shall provide reasonable prior notice to Tenant and shall use reasonable efforts to avoid such disclosure. If Landlord is conducting an examination and/or audit of Tenant pursuant to this Section, Tenant shall also furnish to Landlord, solely relating to the demised premises, relevant portions of all statements, information, and copies of sales and income tax reports and returns and inventory records and other data evidencing Meet-Me Room Fees.
     (B) Within forty-five (45) days following the end of each calendar quarter of the Term, Tenant shall submit to Landlord a statement of Meet-Me Room Fees for such quarter certified to be true and correct by the chief financial officer of Tenant. No later than each May 1, Tenant shall furnish to Landlord (i) a statement certified by the chief financial officer of Tenant setting forth the amount of Meet-Me Room Fees for the preceding calendar year (the “Yearly Statement”), and (ii) a statement certified by the chief financial officer of Tenant setting forth the costs and expenses of operation of the Meet-Me Room (not including Percentage Rent, Transport Fee Rent and the costs allocable to the generation of Transport Fees) (“Expenses”) for the preceding year (“Expense Statement”). Expenses shall include all those items listed on Exhibit I as well as all salaries, wages, medical, surgical and general welfare benefits (including group life and medical insurance) and pension payments, payroll taxes, worker’s compensation, benefits, unemployment insurance, social security and other similar taxes of or with respect to employees (including salespersons) of Tenant and/or its affiliates and/or independent contractors (including salespersons) engaged in the operation and maintenance of the demised premises. If Tenant fails timely to submit a Yearly Statement, then the Percentage Rent due with respect to the applicable year shall bear interest at the Lease Rate from the first day of the year in which such Yearly Statement was due until the date paid. If 50% of the aggregate Meet-Me Room Fees for such year exceeds the Base Amount for such year, the amount of the excess shall be paid to Landlord simultaneously with the submission of the Yearly Statement. All quarterly Meet-Me Room Fees statements and the Yearly Statement and Expense Statement to be supplied by Tenant to Landlord shall be in Tenant’s usual form that it provides to lenders, regulatory agencies and like parties. Each Yearly Statement and Expense Statement sent to Landlord shall be conclusive and binding on Landlord ninety (90) days after receipt thereof unless before the expiration of said period Landlord sends Tenant written notice specifying the claimed inaccuracies, in which event Tenant shall retain all applicable records until the termination of such dispute. Landlord and/or Landlord’s auditor shall have the right, at its sole expense (except as set forth below), at any time after ten (10) business days notice, once annually during normal business hours, to inspect and/or audit the records of Tenant relating to Meet-Me Room Fees and Expenses. If the Meet-Me Room Fees exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord (if any). If Meet-Me Room Fees vary from those reported by three percent (3%) or more, Tenant shall pay Landlord’s cost of inspection and audit and shall pay interest on the shortfall at a rate (the “Shortfall Interest Rate”) equal to two (2%) percent per annum in excess of the “prime rate” or “base rate” of Citibank, N.A. from time to time in effect from the date of submission of the Yearly Statement in question, if timely submitted (or, if not timely submitted, from the first day of the year in which such Yearly Statement was due) until paid, which Shortfall Interest Rate shall increase by one (1) percentage point for each percent (rounded to the nearest percent) of variance in excess of three (3%) percent (but in no event shall the Shortfall Interest Rate exceed the maximum rate permitted by applicable law). If actual Expenses vary from those reported on the Expense Statement by three percent (3%) or more, Tenant shall pay Landlord’s cost of inspection and audit. Notwithstanding the foregoing, if Tenant disagrees with the determination of Landlord or its auditor as to the amount of Meet-Me Room Fees or Expenses, Tenant shall have the right to challenge such finding by a notice given to Landlord within thirty (30) days after the date on which Landlord notifies Tenant of Landlord’s or its auditor’s determination, which notice must be accompanied by a letter from an independent certified public accountant retained by Tenant supporting Tenant’s calculations. If Tenant’s accountant and Landlord’s auditor cannot agree on the amount of Meet-Me Room Fees or Expenses within fifteen (15) days after the date of Tenant’s notice challenging Landlord’s determination of Meet-Me Room Fees or Expenses, as the case may be, Landlord’s auditor and Tenant’s accountant shall appoint an independent certified public accountant to resolve which of Landlord’s or Tenant’s determination of the Meet-Me Room Fees or Expenses, as the case may be, is most accurate (failing which agreement, such independent certified public accountant shall be appointed, upon application by either party, by the American Arbitration Association, in accordance with its then rules). The finding of the accountant so appointed shall be made within thirty (30) days after the date of such appointment and shall be binding on the parties. The cost of such third accountant shall be borne by the unsuccessful party in such dispute.
     (C) The Base Amount for each year shall be as set forth in the following table:

Calendar Year	Base Amount
April 1, 2002 - December 31, 2002	$2,362,500.00
2003	$3,228,750.00
2004	$3,309,469.00
2005	$3,392,205.00
2006	$3,477,011.00
2007	$3,563,936.00
2008	$3,653,034.00
2009	$3,744,360.00
2010	$3,837,969.00
2011	$3,933,918.00
2012	$4,032,266.00
2013	$4,133,073.00
2014	$4,236,400.00
2015	$4,342,310.00
     The Base Amount shown in the preceding table shall be reduced for each year in which Fixed Rent has been abated, whether pursuant to Article 9, Article 75, Section 77(E), any other provision of this lease, by Law, pursuant to court decree or arbitration award, by agreement of the parties, or otherwise, by the aggregate amount of such abatement allocable to such year.
     (D) The following examples illustrate the calculation of Percentage Rent:
          (1) If Meet-Me Room Fees for the period April 1, 2002 — December 31, 2002 total $6,000,000.00, then Percentage Rent for 2002 is ($6,000,000/2)-$2,362,500.00=$637,500. If Meet-Me Room Fees for the same period were $4,500,000, then Percentage Rent for 2002 would be ($4,500,000/2)-$2,362,500= -$112,500, therefore $0.
          (2) If Meet-Me Room Fees for the period January 1, 2003 — December 31, 2003 total $10,000,000.00, then Percentage Rent for 2003 is ($10,000,000/2)-$3,228,750=$1,771,250. If Meet-Me Room Fees for the same period were $7,000,000, then Percentage Rent for 2003 would be ($7,000,000/2)-$3,228,750=$271,250. If Meet-Me Room Fees for the same period were $6,000,000, then Percentage Rent for 2003 would be ($6,000,000/2)-$3,228,750= -$328,750, therefore $0.

68. Percentage Rent — Transport Fees
     (A) During and for each calendar year during the Term, commencing with April 1, 2001 (and appropriately prorated for any partial calendar year), Tenant shall pay percentage rent (“Transport Fee Rent”) equal to twelve and one-half (12.5%) percent of all Transport Fees (as hereinafter defined) for such calendar year (or part thereof). “Transport Fees” constitute all revenues received by Tenant or any Provider in exchange for Tenant’s (or any Provider’s) furnishing of services that originate in the demised premises, cross the exterior wall of the Building and terminate in a facility outside the Building. Transport Fees shall be recognized on an accrual basis, in accordance with generally accepted accounting principles, consistently applied, and shall not include (i) Meet-Me Room Fees or taxes thereon, (ii) taxes on Transport Fees collected by Tenant and paid to the taxing jurisdiction by Tenant, and (iii) monies received by customers of the Meet-Me Room for services rendered to their customers. Tenant shall recognize Transport Fees for services provided to itself or its Providers at the same rate it charges for such services to others. Tenant shall, and shall cause all other Providers to, record all Transport Fees in a commercially reasonable manner at the time received. Tenant shall keep at the demised premises or at Tenant’s executive offices within the New York metropolitan area a full and accurate set of books and records with respect to Transport Fees, as provided in Section 67(A), the provisions of which shall be generally applicable to Transport Fee Rent as well as to Percentage Rent.
     (B) Within forty-five (45) days following the end of each calendar quarter of the Term, Tenant shall submit to Landlord an unaudited statement of Transport Fees for such quarter, certified to be true and correct by the chief financial officer of Tenant. No later than each May 1, Tenant shall furnish to Landlord a statement certified by the chief financial officer of Tenant setting forth the amount of Transport Fees during the prior year (the “Yearly Transport Fee Statement”), which shall be accompanied by payment in the amount of twelve and one-half (12.5%) percent thereof. The provisions of Section 67(B) above, including specifically (but without limitation) those provisions regarding audit fees and interest on deficiencies and the mechanism for resolving disputes, shall be generally applicable to Transport Fee Rent.
69. Landlord’s Exercise of Self-Help
     Any reservation of a right by Landlord to enter upon the demised premises and to make or perform any repairs, alterations, or other work in, to, or about the demised premises that, in the first instance, is Tenant’s obligation pursuant to this lease, shall not be deemed to (a) impose any obligation on Landlord to do so; (b) render Landlord liable to Tenant or to any third party for Landlord’s failure to do so; or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided in this lease.
70. Real Estate Utility Corporation and Related Taxes
     The parties acknowledge that New York City presently imposes a tax on certain utility and/or telecommunications equipment located in and/or utilized in connection with the demised premises (“REUC Tax”) and that other governmental authorities may hereafter impose similar taxes on such equipment (the REUC Tax and such other taxes being hereinafter collectively called “Utility Taxes”). Tenant agrees to pay all Utility Taxes as and when due and payable, and, on the first days of each August and February during the Term, to furnish Landlord with reasonable substantiation of Tenant’s timely payment of all Utility Taxes.
71. Tenant’s Indemnity
     In addition to Tenant’s indemnity contained in Article 8, Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys’ fees, paid, suffered or incurred by Landlord that occur in or about the demised premises or that arise from the possession, use, occupancy, management, repair, maintenance or control of the demised premises, or any portion thereof, except to the extent caused by the negligence or wilful misconduct of Landlord, its agents or employees. The last sentence of Article 8 shall apply to the foregoing indemnity.
72. Landlord’s Right To Terminate Lease
     (A) Landlord shall have the right, at any time, for any reason or for no reason, at its sole discretion, by giving notice (the “Termination Notice”) to Tenant, to terminate this lease as set forth in this Article with the same effect as if the effective date of such termination were the Expiration Date. The right contained in this Article is in addition to, and not a replacement for, Landlord’s rights to terminate this lease elsewhere provided for herein by reason of Tenant’s default or otherwise. If Landlord exercises its right to terminate this lease under this Article,

Tenant shall, on or before the Termination Date (as hereinafter defined), vacate and surrender possession of the demised premises and all trade fixtures, equipment and personal property therein (the “Internal MMR Equipment”) to Landlord in good order and condition (except for reasonable wear and tear and damage caused by casualty not required by this lease to be repaired by Tenant), and also including, if Landlord so requests in the Termination Notice, those trade fixtures, equipment and other personal property located anywhere in the Building (including on the roof or set-backs thereof), but not in the demised premises, that is required to operate the demised premises as a Meet-Me Room (collectively, the “External MMR Equipment”) as Landlord may specify, which delivery shall be free and clear of all liens, encumbrances, rights, privileges, tenancies, occupancies and rights of occupancy of any kind whatsoever (other than Meet-Me Room Licenses)(subject, however, to Section (C)). The External MMR Equipment does not include any equipment located in or servicing the space subject to the 19th Floor Lease that is not necessary to operate the demised premises as a Meet-Me Room in the manner in which it was being operated by Tenant prior to delivery of the Termination Notice. In addition, if Landlord so requests in the Termination Notice, Tenant shall unconditionally assign (or cause to be assigned) to Landlord all Meet-Me Room Licenses and other agreements to which it or any Provider may be a party relating to the demised premises as specified by Landlord (subject, however, to Section (D). Tenant will also deliver to Landlord original counterparts of all such assigned Meet-Me Room Licenses and other agreements and originals or photocopies of all relevant correspondence. Landlord shall be entitled to a credit against all amounts payable by Landlord to Tenant under this Article or elsewhere in this lease in the amount of any Meet-Me Room Fees and Transport Fees under Meet-Me Room Licenses and other agreements so assigned to Landlord that are allocable to any period after the Termination Date. If such credit exceeds the amount payable by Landlord to Tenant, then Tenant shall pay the shortfall to Landlord promptly after the amount thereof has been determined
     (B) Landlord’s right to terminate this lease pursuant to this Article shall be subject to the following conditions:
          (1) In order to terminate this lease pursuant to this Article, Landlord shall deliver the Termination Notice to Tenant specifying the effective date of the termination (the “Termination Date”), which Termination Date shall be not less than ninety (90) days after the date of the Termination Notice.
          (2) If at the time Landlord sends the Termination Notice it is in negotiations with one or more other unrelated parties to operate the demised premises as a Meet-Me Room, or if Landlord enters into such negotiations within ninety (90) days after sending the Termination Notice, then Landlord shall, along with the Termination Notice (or within ten (10) days after commencing such negotiations during such ninety (90) day period), set forth the material business terms (the “New Terms”) on which Landlord would be prepared to lease the demised premises to an unrelated third party for the operation of a Meet-Me Room (pursuant to a bona fide, arm’s-length transaction). Tenant shall then have the option, to be exercised by notice (the “Nullification Notice”) delivered within ten (10) days after delivery of the Termination Notice (as to which time is of the essence), to nullify Landlord’s exercise of the termination option, the effectiveness of which nullification is conditioned upon (i) the execution and delivery within forty-five (45) days after delivery of the Nullification Notice of an amendment to this lease conforming it to the New Terms (the “Amendment”), and (ii) delivery to Landlord along with the Nullification Notice of a certified or bank check in the amount of $350,000.00 (the “Nullification Payment”). Landlord and Tenant shall promptly begin and in good faith continue the negotiation of the terms of the Amendment toward the end that it be consummated within the 45-day deadline. If, however, for any reason (other than Landlord’s bad faith), the Amendment is not executed and exchanged by the date that is forty-five (45) days after the date of the Nullification Notice, then the Nullification Notice shall be of no effect, Landlord’s exercise of its termination option shall be fully effective (subject to subsection (3)), and Landlord shall be entitled to retain the Nullification Payment as compensation for its additional expenses, potential liability to third parties and potential loss of the original proposed transaction incurred by reason of negotiating with Tenant. Tenant agrees that the Nullification Payment is a reasonable liquidation of Landlord’s actual expenses and potential exposure and is not a penalty.
          (3) If (x) Tenant fails timely to send a Nullification Notice with respect to a set of New Terms, or (y) Tenant does send such a notice but the parties fail to execute and deliver an Amendment with respect thereto, and if, within twelve (12) months after the date on which Landlord sent the Termination Notice, Landlord is prepared to lease the demised premises as a Meet-Me Room at a net effective rental (taking into account any allowances, concessions and the like, and using a discount rate equal to the then-current “prime rate” or “base rate” of Citibank, N.A.) of less than 90% of the net effective rental reflected in the set of New Terms offered to Tenant in the Termination Notice, Landlord shall so notify Tenant (in a “Second Notice”), setting forth the revised terms (the “Revised Terms”) that Landlord is prepared to accept from the third party, and offering to lease the demised premises to Tenant upon such Revised Terms. Tenant shall then have the option, to be exercised by notice (the “Acceptance Notice”) delivered within ten (10) days after delivery of the Second Notice (as to which time is of the essence), to enter into a new lease with Landlord upon the Revised Terms, the effectiveness of the exercise of which option is conditioned upon (i) the execution and delivery within twenty (20) days after delivery of the Acceptance Notice of an amendment to this lease conforming it to the Revised Terms (the “Alternative Amendment”), and (ii) delivery to Landlord along with the Acceptance Notice of a certified or bank check in the amount of $350,000.00 (the “Acceptance Payment”). Landlord and Tenant shall promptly begin and in good faith continue the negotiation of the terms of the Alternative Amendment toward the end that it be consummated within the 20-day deadline. If, however, for any reason (other than Landlord’s bad faith), the Alternative Amendment is not executed and exchanged by the date that is twenty (20) days after the date of the Acceptance Notice, then the Acceptance Notice shall be of no effect, Landlord shall have no obligation ever to offer the demised premises to Tenant again (no matter what the outcome of Landlord’s pending or future negotiations with third parties and regardless of any change in the terms thereof), and Landlord shall be entitled to retain the Acceptance Payment as compensation for its additional expenses, potential liability to third parties and potential loss of the second proposed transaction incurred by reason of negotiating with Tenant. Tenant agrees that the Acceptance Payment is a reasonable liquidation of Landlord’s actual expenses and potential exposure and is not a penalty.
          (4) If Landlord and Tenant enter into an Amendment or an Alternative Amendment, then Landlord shall have no right to send a Termination Notice to Tenant until on or after the fifth (5th) anniversary of the date of the execution and exchange of the Amendment or the Alternative Amendment, as the case may be.
          (5) If Landlord effectively terminates this lease pursuant to this Article, within thirty (30) days after the later to occur of (a) Tenant’s delivery of the Schedule (as hereinafter defined) and (b) the Termination Date, and provided Tenant shall have complied with its obligations under Section (A), Landlord shall pay to Tenant a termination fee (the “Termination Fee”) consisting of (i) the unamortized balance of the Start-Up Cost, as of the Termination Date (determined on a straight-line basis for each piece of equipment’s useful life), plus (ii) an amount equal to a twenty (20%) percent per annum internal rate of return on such unamortized balance, as of the end of each Year. If the Termination Date is prior to the second anniversary of the Commencement Date, then there shall be added to the Termination Fee (iii) an amount equal to an additional twenty (20%) percent per annum internal rate of return on such unamortized balance, as of the end of Year 1 and Year 2, of the Start-Up Cost for the first two years of the Term. Tenant shall provide Landlord with a schedule detailing the various components of the Start-Up Cost and their respective useful lives, certified true and correct by Tenant’s chief financial officer and based on generally accepted accounting principles, consistently applied, together with Tenant’s calculation of the termination fee payable by Landlord (collectively, the “Schedule”). If such Schedule reflects a Start-Up Cost that varies materially from the schedule submitted by Tenant pursuant to Section 54(D), or if Tenant failed to submit such Section 54(D) schedule by the time Landlord sent the Termination Notice, then Landlord shall have the right to rescind the Termination Notice within sixty (60) days after receipt of the Schedule.
          (6) The Termination Fee shall decrease by 10% of its initial amount for each month (appropriately pro rated for any partial month) between the Termination Date and the date on which Tenant delivers possession of the demised premises, the Internal MMR Equipment and the External MMR Equipment, all in the condition required under Section (A), and has complied with its other obligations under Section (A). For example, if Tenant holds over for one and one half (1-1/2) months, the Termination Fee is decreased by 15%.
          (7) Any portion of the Termination Fee not paid when due shall bear interest at the Lease Rate from the date due until the date paid.
          (8) Notwithstanding anything to the contrary contained in this Article, Landlord’s right to terminate this lease pursuant to this Article shall be effective only so long as either (a) at least one of Kenneth Carmel, Robert Getreu, Richard Czaja and Gregg Wolpert control, whether by contract or ownership, the management and operation of the Building, or (b) such right is exercised by a mortgagee or purchaser at foreclosure who has succeeded to the interest of Landlord.
          (9) Landlord shall have no obligation to pay the Termination Fee or any other amounts referred to in this Article with respect to any termination of this lease other than a termination made pursuant to this Article.
     (C) (1) If Landlord elects to require that Tenant deliver possession of or permit Landlord to use any External MMR Equipment, then Landlord shall have the exclusive use thereof for up to nine (9) months after the Termination Date, and, in consideration therefor, Landlord shall pay to Tenant the fair market value of such use (the “FMV”), to be determined by agreement between Tenant and Landlord or, failing such agreement within thirty (30) days after the Termination Date, as set forth below. In no event shall the Landlord be required to pay for, nor shall the FMV include, the value of any equipment, whether or not meeting the definition of External MMR Equipment, the cost of which was included in the determination of the Start-Up Cost and, moreover, Landlord shall succeed to ownership of such equipment without the nine-month limitation. Landlord shall be entitled to use the External MMR Equipment from and after the Termination Date even if the payment to be made by Landlord therefor has not yet been determined or is in dispute.
          (2) If Landlord and Tenant cannot reach agreement as to the FMV by the date that is thirty (30) days after the Termination Date, Landlord and Tenant shall each select a reputable, qualified, seller or appraiser of equipment of the type of the External MMR Equipment (such sellers or appraisers are referred to herein, respectively, as “Landlord’s Expert” and “Tenant’s Expert”), who shall confer promptly after their selection by Landlord and Tenant and shall negotiate in good faith to agree upon the FMV. If Landlord’s Expert and Tenant’s Expert cannot reach agreement within sixty (60) days after the Termination Date, then, no later than the date that is seventy (70) days after the Termination Date, they shall designate a third reputable, qualified, seller or appraiser of equipment of the type of the External MMR Equipment (the “Independent Expert”). Concurrently with such appointment, Landlord’s Expert and Tenant’s Expert shall each submit a letter to the Independent Expert, with a copy to Landlord and Tenant, setting forth such Expert’s estimate of the FMV (respectively “Landlord’s Expert’s Letter” and “Tenant’s Expert’s Letter”).
          (3) The Independent Expert shall conduct such investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, choose either the FMV set forth in Landlord’s Expert’s Letter or that set forth in Tenant’s Expert’s Letter to be the FMV and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective Expert. The fees and expenses of the Independent Expert shall be shared equally by Landlord and Tenant.
     (D) In addition to use of the External MMR Equipment as above provided, Landlord shall have the right to maintain and to use, with no limitation as to time, through Tenant’s or its Provider’s conduit, all interconnections to and from the demised premises that are in existence as of the Termination Date; provided, however, that with respect to those interconnections (and only those interconnections) that were in existence on April 1, 2001, Landlord shall pay to Tenant a monthly fee equal to the fair market value of such use, determined in accordance with Section (C). Landlord shall be entitled to use such interconnections from and after the Termination Date even if the payment to be made by Landlord therefor has not yet been determined or is in dispute.
     (E) If Landlord elects to terminate this lease pursuant to this Article and either continues operation of the Meet-Me Room itself or leases or licenses the operation thereof to a third party and requires Tenant to assign to the operator its then effective Meet-Me Room Licenses, then Landlord shall pay to Tenant an “Assignment Fee” based on the value of the Meet-Me Room Licenses remaining in effect after the Termination Date, and depending on when the Termination Date occurs.
          (1) If the Termination Date occurs during Years 1-5:
               (a) The Assignment Fee will be paid in six (6) semi-annual installments, the first of which shall be paid within thirty (30) days after the Expenses for the Meet-Me Room for the calendar year preceding the Termination Date, as shown on the Expense Statement for such preceding calendar year, have been determined (after resolution of any outstanding dispute, as provided in Section 67(C))(the amount of such Expenses, as so determined, being symbolized by the letter “E”), and each remaining installment to be paid six (6) months after the due date of the preceding installment.
               (b) Let “T” equal the aggregate amount of the Meet-Me Room Fees payable under each license or other agreement remaining in effect after the Termination Date (not including any agreement with Tenant or any Provider as licensee) for the lesser of (x) the remaining term, from and after the Termination Date (without renewals) of each such license or agreement or (y) three (3) years. T will include the amount of any Meet-Me Room Fees that are allocable to a period after the Termination Date and for which Landlord receives a credit pursuant to the last two sentences of Section (A). (For example, if two Meet-Me Room Licenses are in effect after a Termination Date occurring in Year 3, one with five years remaining in its term, with annual Meet-Me Room Fees of $10,000,000, $20,000,000 $30,000,000, $40,000,000 and $50,000,000 respectively, allocable to the first, second, third, fourth and fifth years, respectively, following the Termination Date (“year” for the purpose of this provision meaning the 365 day period beginning on the Termination Date); and the second with 18 months remaining in its term, with Meet-Me Room Fees of $1,000,000 per month, then T would be $78,000,000 ($60,000,000 for the first Meet-Me Room License and $18,000,000 for the second.)
                (c) Each of the six installments of the Assignment Fee is equal to 37.5% of (T/12 minus E/2). The Assignment Fee cannot be a negative number (but can equal zero).
                (d) The following examples illustrate the calculation of the Assignment Fee:
                     (i)  Assume that T is $48,000,000 and E is $5,000,000. Each of the six installments of the Assignment Fee would thus be $48,000,000 divided by 12, or $4,000,000, minus $2,500,000, multiplied by .375, for a total of $562,500 for each of the six installments.
                     (ii) If T is $48,000,000 and E is $7,000,000, then each installment of the Assignment Fee is $187,500.
          (2)  If the Termination Date occurs during Years 6-10:
                (a) The Assignment Fee will be paid in four (4) semi-annual installments, the first of which shall be paid within thirty (30) days after E has been determined, and each remaining installment to be paid six (6) months after the due date of the preceding installment.
                (b) Let “T” equal the aggregate amount of the Meet-Me Room Fees payable under each license or other agreement remaining in effect after the Termination Date for the lesser of (x) the remaining term, from and after the Termination Date (without renewals) of each such license or agreement or (y) two (2) years, subject to the credit provided for in the last two sentences of Section (A) above.. (Using the previous example, T would be $48,000,000 ($30,000,000 for the first Meet-Me Room License and $18,000,000 for the second.))
               (c) Each of the four (4) installments of the Assignment Fee is equal to 37.5% of (T/8 minus E/2).
               (d) The following examples illustrate the calculation of the Assignment Fee with respect to a termination Date in Years 6-10:
                    (i) Assume that T is $24,000,000 and E is $3,000,000. Each of the four installments of the Assignment Fee would thus be $24,000,000 divided by 8, or $3,000,000, minus $1,500,000, multiplied by .375, for a total of $562,500 for each of the four installments.
                    (ii) If T is $24,000,000 and E is $4,000,000, then each installment of the Assignment Fee is $375,000.
          (3) If the Termination Date occurs during Years 11 — Lease Expiration:
               (a) The Assignment Fee will be paid in two (2) semi-annual installments, the first of which shall be paid within thirty (30) days after E has been determined, and the second to be paid six (6) months after the due date of the preceding installment.
               (b) Let “T” equal the aggregate amount of the Meet-Me Room Fees payable under each license or other agreement remaining in effect after the Termination Date for the lesser of (x) the remaining term, from and after the Termination Date (without renewals) of each such license or agreement or (y) one (1) year, subject to the credit provided for in the last two sentences of Section (A) above. (Using the previous example, T would be $22,000,000 ($10,000,000 for the first Meet-Me Room License and $12,000,000 for the second.)
               (c) Each of the two (2) installments of the Assignment Fee is equal to 37.5% of (T/4 minus E/2).

                (d) The following examples illustrate the calculation of the Assignment Fee:
                     (i) Assume that T is $20,000,000 and E is $5,000,000. Each of the two installments of the Assignment Fee would thus be $20,000,000 divided by 4, or $5,000,000, minus $2,500,000, multiplied by .375, for a total of $937,500 for each of the two installments.
                     (ii) If T is $16,000,000 and E is $7,000,000, then each installment of the Assignment Fee is $187,500.
           (4) Appropriate pro-rations shall be made for Meet-Me Room Licenses with remaining terms not equal to a whole number of years.
           (5) If, between the date on which T is calculated and the date on which the payment of any installment of the Assignment Fee is due, one or more of the Meet-Me Room Licenses is cancelled by the licensee for any reason other than the licensor’s failure to perform its obligations thereunder, then the Assignment Fee shall be recalculated to reflect a new value for T based on the reduction in Meet-Me Room Fees, any remaining installments of the Assignment Fee shall be adjusted to reflect such new value, and Landlord shall be entitled to a credit against the next installment of the Assignment Fee in the amount of any over-payment of the preceding installment(s) of the Assignment Fee.
     (F) Between the date of the Termination Notice and the Termination Date, Tenant will continue to operate the demised premises in the ordinary course of business and in good faith in the same fashion as it would have done had Landlord not terminated this lease.
     (G) If Landlord elects to terminate this lease pursuant to this Article and either continues operation of the Meet-Me Room itself or leases or licenses the operation thereof to a third party, it will permit Tenant to retain the use of up to 100 square feet to the extent being used by Tenant in the conduct of its business as of the date of the Termination Notice, for which Tenant shall pay the same rate charged to other Meet-Me Room users. In addition, Landlord will not refuse in a discriminatory manner to permit Tenant to use other Meet-Me Room Services and facilities from and after the Termination Date.
     (H) Within thirty (30) days after the later of the Termination Date and Tenant’s surrender of possession of the demised premises in accordance with this Article, Landlord will return to Tenant any balance of the Security Deposit to which Tenant is entitled pursuant to this lease.
73. Waiver of Subrogation
     (A) Anything in this lease to the contrary notwithstanding, Landlord and Tenant shall each, by diligent, good faith efforts, endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage or rent or business interruption insurance policy obtained by it and covering the Building, the demised premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies issuing such insurance policies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to (i) the agents of each party and its employees, (ii) in the case of Tenant, to all other parties occupying or using the demised premises in accordance with the terms of this lease, and (iii) in the case of Landlord, to all general and limited partners of Landlord. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions of this Section (A) relating to such waiver or permission.
     (B) Each party agrees to look first to any insurance in its favor (including rent loss or business interruption, as the case may be) before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. Subject to Section (A) of this Article, but only insofar as may be permitted by the provisions of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty (or for rent loss or business interruption) occurring during the Term, to the extent covered by the insurance that it maintains (or, if greater, that it was required to maintain pursuant to any other provision of this lease).
74. Exclusive Right; Landlord Cooperation

     (A) So long as this lease is in full force and effect and the demised premises are being operated as a Meet-Me Room, but subject to Tenant’s continuing compliance with Section 66(D), Landlord agrees not to (i) enter into any new leases, or (ii) amend any existing leases, or (iii) enter into any license or other agreement, or (iv) except to the extent required by its existing obligations, consent to a new use under any lease, sublease, license or other agreement, in each case so as to permit any other space in the Building to be used as a Meet-Me Room. The obligation of Landlord is limited to not leasing or consenting to the use of the applicable premises for such purpose or purposes, and in no event shall Landlord be liable for damages or otherwise in the event any tenant or subtenant of any other space or any licensee or other party having an agreement with Landlord shall otherwise engage in such business, but Landlord will use all commercially reasonable efforts to enforce the provisions in the leases, licenses or other agreements to which Landlord is a party that prohibit such use.
     (B) Landlord agrees to cooperate with Tenant’s reasonable requests in marketing Tenant’s Meet-Me Room to other tenants of the Building, at no expense to Landlord. Landlord will use good faith efforts to attempt to provide in all new leases for space in the Building that the tenants thereunder are required to make all interconnections by way of the Meet-Me Room; provided, however, that so long as Landlord is acting in good faith Landlord will have no liability nor shall any of Tenant’s obligations under this lease be reduced or affected should any lease fail so to provide or should Landlord fail to enforce or attempt to enforce any such provision. Landlord agrees not unreasonably to interfere with Tenant’s Alterations or operations within the demised premises so long as Tenant is performing its obligations under this lease, subject, however, to the terms and provisions of this lease and to force majeure.
75. Landlord’s Interference with Tenant’s Operations
     Anything in this lease to the contrary notwithstanding, if, as a result of Landlord’s failure to provide a service that it is obligated to provide under this lease (whether or not as a result of Landlord’s negligence, but not including failure to provide electricity unless caused by the negligence or wilful misconduct of Landlord), the entire demised premises or any portion thereof (other than a de minimis portion) becomes unusable for Tenant’s operation of its business for a period of five (5) consecutive business days after notice thereof by Tenant to Landlord specifying such failure by Landlord, then, provided Tenant shall have discontinued the use of the affected portion of the demised premises for its operations during such period and such discontinuance thereafter continues, the Fixed Rent and additional rent shall abate with respect to the affected portion commencing on the sixth (6th) business day after the giving of the aforesaid notice until the date on which the affected portion of the demised premises become usable for Tenant’s operations, regardless of any delay by Tenant in resuming such operations.
76. Fuel Tank Space
     (A) Landlord shall lease to Tenant and Tenant shall lease from Landlord, throughout the Term, that portion of the basement of the Building shown hatched on Exhibit J annexed hereto (the “Basement Space”). The Basement Space may be used solely for the installation of a fuel tank and equipment related thereto (collectively, the “Fuel Tank”) in compliance with Law. Tenant shall be responsible, at Tenant’s expense, for the construction of a demising wall separating the Basement Space from the balance of the basement, such wall to be constructed in compliance with Law and with plans and specifications approved by Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall pay Fixed Rent for the Basement Space at the initial rate of $20,050.00 per annum, increasing by two and one-half (2-1/2%) percent thereof, cumulative, on the first day of each Year, commencing with Year 2, throughout the Term (which Fixed Rent for the Basement Space shall be in addition to that payable with respect to the demised premises). To the extent applicable, the Basement Space shall be deemed to be part of the demised premises and all of the provisions of the Lease shall be applicable thereto; however, the electrical capacity to which Tenant is entitled shall not be increased by reason of any square footage contained in the Basement Space, and Landlord shall not be required to supply any services whatsoever, including, without limitation, heat and electricity, to the Basement Space (except that the Basement Space will be supplied with such electrical capacity, if any, as currently exists therein). Subject to Tenant’s compliance with all applicable provisions of this lease, including, without limitation, Landlord’s approval of the plans and specifications therefor, which approval will not be unreasonably withheld or delayed, Landlord approves, in principle, Tenant’s performance of such Alterations as may be necessary to bring required services to the Basement Space, as well as such Alterations as may be necessary to connect the equipment therein or thereon to the demised premises. At the expiration or sooner termination of the Term, Tenant hereby agrees to remove all equipment and other property (including, without limitation, the Fuel Tank) from the Basement Space. Tenant further agrees to repair any damage to the Basement Space caused by Tenant’s use of such spaces or its removal of such equipment and property and to indemnify and save harmless Landlord from and against all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys’ fees and expenses) by reason of accidents, damage, injury or loss to any and all persons and property, or either, whosoever or whatsoever resulting from or arising in connection with Tenant’s use of such space, except to the extent caused by Landlord’s negligence or wilful misconduct or that of Landlord’s employees or agents.
     (B) Landlord makes no representations concerning the condition of the Basement Space or the equipment, if any, located thereon. Tenant agrees to accept the Basement Space in its “as is” condition on the date hereof. Landlord shall not be required to perform any work to prepare the Basement Space for Tenant’s occupancy.
     (C) Tenant may use the Fuel Tank to service both the demised premises and the space on the 19th floor of the Building leased to Tenant or Tenant’s affiliate pursuant to the lease dated February 17, 1998, as amended (the “19th Floor Lease”). If Landlord terminates this lease pursuant to Article 73, Landlord will either permit Tenant (or its affiliate who is then the tenant under the 19th Floor Lease) to retain the Basement Space on the terms above set forth, or will provide alternative space for the installation of a fuel tank on similar terms and conditions for the balance of the term of the 19th Floor Lease.
77. Miscellaneous
     (A) Supplementing Article 13, Landlord agrees to consult with Tenant in good faith in connection with the location of any water pipes that Landlord may wish to install through the premises so as to minimize the potential for any damage to Tenant’s equipment.
     (B) Landlord agrees to provide to Tenant, simultaneously with its execution and delivery of this lease and thereafter upon Tenant’s request made at not unreasonably frequent intervals, a letter in substantially the form annexed as Exhibit K to facilitate Tenant’s financings.
     (C) Landlord’s interest in the demised premises derives under a lease between it as tenant and Hudson Telegraph Associates, L.P. (“Overlandlord”) as landlord dated simultaneously herewith. Tenant and Overlandlord (which is also the ground lessor of the Building) are entering into a consent, subordination, non-disturbance and attornment agreement in the form of Exhibit L simultaneously herewith with respect to Overlandlord’s positions as overlandlord and as ground lessor. Any subordination of this lease to any future ground or underlying lease shall be conditioned upon Landlord obtaining, for Tenant’s benefit, a subordination, non-disturbance and attornment agreement from the ground or underlying lessor in the form of Exhibit L or in such other form as shall be reasonably acceptable to Tenant.
     (D) Tenant acknowledges having been advised by Landlord that it will be necessary for Landlord to plate the ceiling of the demised premises (the “Plating Work”) to protect against interference from the electrical vaults. Landlord will commence the Plating Work (at Landlord’s expense) prior to or reasonably promptly after the execution and exchange of this lease and will prosecute the same with reasonable diligence and continuity thereafter, side-by-side with Tenant’s initial Alterations. Landlord and Tenant will cooperate with each other in the scheduling and performance of their respective work toward the end that there shall be as little delay as practicable in the completion of Tenant’s work (Tenant hereby acknowledging that it has requested that Landlord delay commencement of the Plating Work pending further advice from Tenant and that Landlord’s agreement to do so will not constitute a delay for purposes of the following sentence). If, however, as the sole result of the Plating Work, Tenant is delayed in its completion of its initial Alterations or in its ability to commence operations in the demised premises, then (i) Fixed Rent shall abate by one (1) day for each day within the period of such delay, and (ii) the Phase 1 Date shall be delayed by one (1) day for each day of such delay.